AGREEMENT FOR GENERATION SERVICES

BETWEEN

GULF POWER COMPANY

AND

FLORIDA PUBLIC UTILITIES COMPANY

Dated as of December 28, 2006

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS & INTERPRETATION

2

1.1

DEFINITIONS

2

1.2

INTERPRETATION

11

1.3

CONSTRUCTION

11

ARTICLE 2 TERM OF THE AGREEMENT

11

2.1

TERM

11

2.2

SURVIVAL

11

ARTICLE 3 SALE OF ELECTRIC CAPACITY AND ENERGY

11

3.1

SALE AND SUPPLY OF CAPACITY

11

3.2

SALE AND DELIVERY OF ENERGY

11

3.3

SUPPLY SOURCES FOR ENERGY

11

3.4

EXCLUSIVE SUPPLY

11

ARTICLE 4 PAYMENTS

11

4.1

MONTHLY CAPACITY PAYMENT

11

4.2

MONTHLY ENERGY PAYMENT

11

4.3

OTHER PAYMENTS

11

ARTICLE 5 TRANSMISSION

11

5.1

TRANSMISSION ARRANGEMENTS

11

5.2

TRANSMISSION RISK

11

5.3

FORMATION OF RTO

11

ARTICLE 6 BILLING AND PAYMENT

11

6.1

BILLING AND PAYMENT

11

6.2

BILLING DISPUTES AND FINAL ACCOUNTING

11

6.3

AVAILABILITY OF RECORDS

11

ARTICLE 7 CHARACTER OF SERVICE

11

7.1

SERVICE RENDERED

11

7.2

CONSTANCY OF SUPPLY

11

7.3

CHARACTER OF TRANSACTIONS

11

ARTICLE 8 METERING

11

8.1

METERING

11

ARTICLE 9 CHANGE IN LAW; ENVIRONMENTAL PROVISIONS; REGULATORY

11

9.1

CHANGE IN LAW

11

9.2

CLEAN AIR INTERSTATE RULE AND CLEAN AIR MERCURY RULE

11

9.3

FEDERAL ENERGY REGULATORY COMMISSION

11

9.4

INITIAL APPROVAL OF THE FLORIDA PUBLIC SERVICE COMMISSION

11

9.5

SUBSEQUENT ACTION OF THE FLORIDA PUBLIC SERVICE COMMISSION

11

ARTICLE 10 INDEMNIFICATION; TITLE; COSTS AND EXPENSES

11

10.1

INDEMNIFICATION

11

10.2

FEES, CHARGES AND TAXES

11

10.3

TITLE

11

ARTICLE 11  FORCE MAJEURE

11

11.1

FORCE MAJEURE EVENT

11

11.2

NOTICE AND REMEDY OF FORCE MAJEURE EVENTS

11

11.3

SUSPENSION OF PERFORMANCE

11

ARTICLE 12 EVENTS OF DEFAULT AND TERMINATION

11

12.1

EVENTS OF DEFAULT

11

12.2

NOTIFICATION OF DEFAULT

11

12.3

EVENT OF DEFAULT BY GULF POWER

11

12.4

EVENT OF DEFAULT BY FPUC

11

12.5

EXCLUSIVE REMEDY

11

ARTICLE 13  CREDITWORTHINESS AND SECURITY

11

13.1

FPUC’S PROVISION OF ELIGIBLE COLLATERAL

11

13.2

GULF POWER'S PROVISION OF ELIGIBLE COLLATERAL

11

13.3

COMPLIANCE CERTIFICATE

11

ARTICLE 14 REPRESENTATIONS AND WARRANTIES

11

14.1

EXECUTION

11

14.2

BINDING OBLIGATIONS

11

14.3

EXECUTION AND CONSUMMATION

11

14.4

ACTIONS AND PROCEEDINGS

11

14.5

ABSENCE OF CERTAIN EVENTS

11

ARTICLE 15 CONFIDENTIALITY

11

15.1

CONFIDENTIAL INFORMATION

11

15.2

DISCLOSURE OF CONFIDENTIAL INFORMATION

11

15.3

REMEDIES

11

ARTICLE 16 DISPUTE RESOLUTION

11

16.1

DISPUTE RESOLUTION GENERALLY

11

16.2

INITIATION OF ARBITRATION; SELECTION OF ARBITRATORS

11

16.3

DISCOVERY, HEARING

11

16.4

DECISION

11

16.5

EXPENSES OF ARBITRATION

11

16.6

CONFIDENTIALITY

11

ARTICLE 17 MISCELLANEOUS PROVISIONS

11

17.1

ASSIGNMENT

11

17.2

AGENTS OF THE PARTIES

11

17.3

NO PARTNERSHIP

11

17.4

SUCCESSORS AND ASSIGNS

11

17.5

NO THIRD PARTY BENEFIT

11

17.6

NO CONSEQUENTIAL DAMAGES

11

17.7

NO AFFILIATE LIABILITY

11

17.8

DISCLAIMER OF WARRANTY

11

17.9

TIME OF ESSENCE; NO WAIVER

11

17.10

AMENDMENTS

11

17.11

NOTICE

11

17.12

COUNTERPARTS

11

17.13

ARTICLES AND SECTIONS HEADINGS

11

17.14

PUBLIC ANNOUNCEMENT

11

17.15

GOVERNING LAW

11

17.16

INFORMATION EXCHANGE

11

17.17

SEVERABILITY

11

17.18

FURTHER ASSURANCES

11

17.19

ENTIRE AGREEMENT

11

17.20

SURVIVAL OF OBLIGATIONS

11

17.21

CHANGES IN AGREEMENT

11

APPENDIX A  CAPACITY PURCHASE

APPENDIX B  MONTHLY CAPACITY PAYMENT

APPENDIX C  GULF ENERGY RATE

APPENDIX D  MONTHLY ENERGY PAYMENT

APPENDIX E  FORM OF COMPLIANCE CERTIFICATE

AGREEMENT FOR GENERATION SERVICES

BETWEEN

GULF POWER COMPANY

AND

FLORIDA PUBLIC UTILITIES COMPANY

This Agreement for Generation Services (“Agreement”) is entered into and effective as of the 28th day of December 2006 (“Effective Date”), by and between GULF POWER COMPANY (acting through its agent, Southern Company Services, Inc., a corporation organized and existing under the laws of the State of Alabama (“SCS”)), a corporation organized and existing under the laws of the State of Florida (“Gulf Power”) and FLORIDA PUBLIC UTILITIES COMPANY, a corporation organized and existing under the laws of the State of Florida (“FPUC”).  Gulf Power and FPUC are individually referred to as a “Party” and collectively referred to as the “Parties.”

W I T N E S S E T H:

WHEREAS, Gulf Power is engaged in, among other things, the sale of electric power at wholesale for resale and has received authorization from FERC to provide such service at market-based rates in accordance with the Southern Operating Companies’ FERC Electric Tariff, Second Revised Volume No. 4, Market-Based Rate Tariff;

WHEREAS, FPUC supplies the native load electric requirements of its electric system headquartered in Marianna, Florida (“Northwest Division”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Parties desire for Gulf Power to supply the native load electric requirements of the Northwest Division through FPUC’s purchase of capacity and associated energy pursuant to this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Party intending to be legally bound, hereby agrees as follows:

ARTICLE 1

DEFINITIONS & INTERPRETATION

1.1

Definitions.  In addition to the initially capitalized terms and phrases defined in the preamble of this Agreement, the following capitalized terms used herein and not otherwise defined, whether singular or plural, shall have the following respective meanings:

“AAA” shall have the meaning set forth in Section 16.2.2.

“Acceptable Rating” shall mean, with respect to a Person, such Person has: (A) (i) an issuer rating (and senior unsecured rating if also available) of at or above Baa3 (or future equivalent) by Moody’s, or (ii) an issuer credit rating (and senior unsecured rating if also available) of at or above BBB- (or future equivalent) by S&P; or (B) the Required Ratios but does not have an issuer credit rating or senior unsecured rating by S&P and does not have an issuer rating or senior unsecured rating by Moody’s.

“Adjusted Hourly Demand” shall mean, for a given Hour, the sum of: (a) the Northwest Hourly Demand; plus (b) the amount of any demand satisfied by generation connected to the Northwest Division System (including distributed generation); plus (c) contract interruptible or curtailable load on such electric system curtailed at Gulf Power’s request and any firm load reductions occurring as a result of system emergencies; plus (d) transmission and other losses from the Delivery Point(s) that would be associated with the foregoing (b) and (c) as if such demand and loads (whether or not curtailed, interrupted or reduced) were served by Gulf Power under this Agreement (such transmission losses on the Transmission System to be determined pursuant to the then-current transmission tariff (or other applicable arrangement governing transmission on the Transmission System) applicable to transmission service on the Transmission System, as amended from time to time), all expressed in megawatt-hours per hour (MWH/H).  In determining the total Northwest Hourly Demand for any Hour, the demand measurements at all applicable Meter Point(s) shall be cumulated simultaneously.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Tax Basis” means, with respect to a specified amount owing or to be paid to any Person, such amount (“Base Amount”) supplemented by a further payment (“Additional Payment”) to that Person so that the sum of the Base Amount plus the Additional Payment shall, after deduction of the amount of all Federal, state and local income taxes required to be paid by such Person in respect of the receipt or accrual of the Base Amount and the Additional Payment (taking into account the net present value of any reduction in such income taxes resulting from tax benefits realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received.  Such calculations shall be made on the basis of the highest generally applicable Federal, state and local income tax rates applicable to the Person for whom the calculation is being made for all relevant periods, and shall take into account the deductibility of state and local income taxes for Federal income tax purposes.

“Agreement” shall mean this Agreement for Generation Services as set forth in the preamble above.

“Applicable Year” shall have the meaning set forth in Appendix C.

“Approval Deadline” shall have the meaning set forth in Section 9.4.

“Arbitration Expenses” shall have the meaning set forth in Section 16.5.

“Assignment Conditions” shall have the meaning set forth in Section 17.1.2.

“Banking Day” shall mean any Day other than a Saturday, Sunday or any Day on which the Federal Reserve Bank of New York is closed.

“Benefited Party” shall have the meaning set forth in Section 5.3.

“CAIR” shall mean the final rule issued by the Environmental Protection Agency on March 10, 2005 entitled “Rule to Reduce Interstate Transport of Fine Particulate Matter and Ozone,” often referred to as the Clean Air Interstate Rule, including any rules, regulations or other actions of any Governmental Authority(ies) to comply with or implement such rule.

“Calculation Year” shall have the meaning set forth in Appendix A.

“CAMR” shall mean the final rule issued by the Environmental Protection Agency on March 15, 2005 entitled “Standards of Performance for New and Existing Stationary Sources: Electric Utility Steam Generating Units,” often referred to as the Clean Air Mercury Rule, including any rules, regulations or other actions of any Governmental Authority(ies) to comply with or implement such rule.

“Capacity Purchase” shall have the meaning set forth in Appendix A.

“Cash Security” shall mean cash security, free and clear of any adverse lien or interest, pursuant to a pledge agreement in form and substance reasonably acceptable to the Party(ies) to which such security is being provided.

“Change in Law” means the adoption, enactment, promulgation or issuance of, a change in, or a new or changed interpretation by a Governmental Authority of, any Law or any standards or criteria contained in a permit, license or other approval of a Governmental Authority after June 21, 2005.

“Change in Law Notice” shall have the meaning set forth in Section 9.1.2.

“Confidential Information” shall have the meaning set forth in Section 15.1.

“Continuation Period” shall have the meaning set forth in Section 9.5.2.

“Current Year” shall have the meaning set forth in Appendix C.

“Day” shall mean a calendar day; provided, however, for purposes of this Agreement, a Day shall begin and end at the applicable Operating Time.

“Decreased Costs” means the amount of any reduction in Gulf Power’s costs and/or expenses (fixed and variable)  that result from complying with or recognizing a Change(s) in Law and which: (i) is associated with any of Gulf Power’s generating and power supply resources; (ii) is associated with capacity and energy provided under this Agreement; or (iii) is realized by Gulf Power in performing its obligations under this Agreement; provided, however, with respect to any Decreased Costs under the foregoing (i), any benefit or credit that FPUC is entitled to receive as a result of such Decreased Costs shall be limited to a proportionate share based on the amount of capacity provided under this Agreement and FPUC’s actual load served under this Agreement. In no event shall Decreased Costs be reflected in a separate Change in Law Component pursuant to Section 9.1.3 if such Decreased Costs are also reflected in the Gulf Energy Rate pursuant to the formula in Appendix C.

“Defaulting Party” shall have the meaning set forth in Section 12.1.

“Delivered Energy” shall mean, for a given Hour, all energy (expressed in megawatt-Hours (MWH)) delivered by Gulf Power to FPUC under this Agreement at the Delivery Point(s), which energy shall be measured at the Meter Point(s) and shall be increased for transmission and other losses from the Delivery Point(s) to the Meter Point(s), where such transmission losses on the Transmission System are to be determined pursuant to the then-current OATT (or other arrangement governing transmission on the Transmission System) applicable to transmission service on the Transmission System, as amended from time to time.

“Delivery Point(s)” shall mean (as applicable): (i) the high voltage side of the generator step-up transformer(s) at each of the generating units and plants from which capacity and energy are provided under this Agreement, if such units and/or plants are connected to the Transmission System; and/or or (ii) the interface(s) between the Transmission System and the system(s) to which the generating units and plants from which capacity and energy are provided under this Agreement are connected, if such units and/or plants are not connected to the Transmission System.

“Disallowance Order” shall have the meaning set forth in Section 9.5.1.

“Dispute Response” shall have the meaning set forth in Section 16.1.1.

“Disputing Party” shall have the meaning set forth in Section 16.1.1.

“Due Date” shall have the meaning set forth in Section 6.1.3.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Eligible Collateral” shall mean an Eligible Letter of Credit, an Eligible Guaranty, or Cash Security.

“Eligible Guaranty” shall mean a continuing parent guaranty in form and substance reasonably acceptable to the receiving Party issued by an entity who has and maintains an Acceptable Rating.

“Eligible Letter of Credit” shall mean a letter of credit in form and substance reasonably acceptable to the receiving Party issued by a major U.S. commercial bank with assets of at least

$25 billion and a senior unsecured rating of at least A2 (or future equivalent) by Moody’s or at least A (or future equivalent) by S&P.

“Event of Default” shall have the meaning set forth in Section 12.1.

“Federal Power Act” means the Federal Power Act, 16 U.S.C.A. §§ 791a-828c, as the same may hereafter be amended from time to time.

“FERC” shall mean the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers and functions thereof under the Federal Power Act.

“Force Majeure Event” shall have the meaning set forth in Section 11.1.1.

“Forecasted Northwest Annual Peak Demand” shall mean the quantity determined pursuant to Appendix A of this Agreement.

“FPSC” shall mean the Florida Public Service Commission, or any Governmental Authority succeeding to the powers and functions thereof.

“FPSC Approval” shall have the meaning set forth in Section 9.4.1.

“FPUC Information” shall have the meaning set forth in Section 17.16.

“FPUC Liquidated Damages” shall have the meaning set forth in Section 12.3.3.

“FPUC Termination Date” shall have the meaning set forth in Section 12.3.2.

“FPUC” shall have the meaning set forth in the first paragraph of this Agreement.

“Funds From Operations Interest Coverage Ratio” shall mean, with respect to a Party, the sum of such Party’s Net Income from Continuing Operations plus Depreciation and Amortization plus Deferred Income Taxes plus gross interest expense incurred before subtracting capitalized interest and interest income divided by such Party’s gross interest expense incurred before subtracting capitalized interest and interest income.  All items included in the calculation of the Funds From Operations Interest Coverage Ratio shall be prepared and calculated in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” means any federal, state, local, territorial or municipal government and any department, commission, board, court, bureau, agency, instrumentality, judicial or administrative body thereof.

“Growth Rate” shall have the meaning set forth in Appendix A.

“Guarantor” shall mean, with respect to a Party, an entity that guarantees such Party’s obligations under this Agreement, including through an Eligible Guaranty.

“Gulf Energy Rate” shall have the meaning set forth in Appendix C.

“Gulf Liquidated Damages” shall have the meaning set forth in Section 12.4.3.

“Gulf Power” shall have the meaning set forth in the preamble of this Agreement.

“Gulf Termination Date” shall have the meaning set forth in Section 12.4.2.

“Harmed Party” shall have the meaning set forth in Section 5.3.

“Hour” shall mean one (1) of the clock-hours of a Day.

“Hourly” shall have a meaning correlative to that of Hour.

“Impacted Party” shall have the meaning set forth in Section 9.3.1.

“Impasse Notice” shall have the meaning set forth in Section 16.1.2.

“Increased Costs” means the additional costs and expenses (fixed and variable)  incurred by Gulf Power that result from complying with or recognizing a Change(s) in Law and which: (i) are associated with any of Gulf Power’s generating and power supply resources; (ii) are associated with capacity and energy provided under this Agreement; or (iii) are incurred by Gulf

Power in performing its obligations under this Agreement; provided, however, with respect to any Increased Costs under the foregoing (i), FPUC’s responsibility for such costs shall be limited to a proportionate share based on the amount of capacity provided under this Agreement and FPUC’s actual load served under this Agreement.  Examples of Increased Costs shall include costs and expenses resulting from:  (i) compliance with environmental Laws changing existing emissions limits (e.g., NOx) or establishing limits for currently uncontrolled substances (e.g., CO2 and mercury); (ii) the imposition of or increases in taxes (such as taxes on power and gas sales) except for income taxes; and (iii) compliance with health and safety Laws.  For purposes of calculating the Increased Costs associated with capitalized additions or modifications or other capital expenditures (determined in accordance with GAAP), the Parties will at that time jointly establish an appropriate annual fixed charge rate for application to the original capital cost (less depreciation) of such additions, modifications, or other capital expenditures.  Such fixed charge rate shall be consistent with the methodology and approach used by the FPSC to determine the weighted average cost of capital (otherwise known as the overall rate of return) for the purpose of establishing prices for retail electricity service provided by Gulf Power.  This calculation will represent the total cost associated with the identified addition, modifications, or other capital expenditures including and recognizing the key factors such as depreciation, useful life, carrying costs, and any other cost or expense item directly related to capital investments.  Any costs and/or expenses not otherwise reflected in a fixed charge rate calculation shall be treated as Increased Costs as incurred; provided, however, that in no event shall Increased Costs be reflected in a separate Change in Law Component pursuant to Section 9.1.3 if such Increased Costs are also reflected in the Gulf Energy Rate pursuant to the formula in Appendix C.

“Incremental Benefit” shall have the meaning set forth in Section 5.3.

“Incremental Burden” shall have the meaning set forth in Section 5.3.

“Indemnified Party” shall have the meaning set forth in Section 10.1.4.

“Indemnifying Party” shall have the meaning set forth in Section 10.1.4.

“Interest Rate” shall mean the rate per annum equal to the lesser of: (i) the highest interest rate allowed by Law; or (ii) (a) for the first 14 Days of a given consecutive period of time during which interest shall accrue under this Agreement at the Interest Rate, the prime rate as stated in the Wall Street Journal on the date payment is due; and (b) for the remainder of such consecutive period of time after such 14 Day period has expired, two percent (2%) plus the prime rate as stated in the Wall Street Journal on the date payment is due.

“Law” means any act; statute; law; requirement; ordinance; order; ruling or rule; regulation; standards and/or criteria contained in any permit, license or other approval; legislative or administrative action; or a decree, judgment or order of any Governmental Authority imposed, whether in effect now or at any time in the future.

“Meter Point(s)” shall mean the points of interconnection between the Northwest Division System and the Transmission System.

“Month” shall mean a calendar month.

“Monthly” shall have a meaning correlative to that of Month.

“Monthly Capacity Payment” shall have the meaning set forth in Section 4.1.

“Monthly Capacity Rate” shall mean, for each Month during the Service Term, the applicable rate per kilowatt Month ($/kW-Mo.) for the Year in which such Month occurs, determined pursuant to the following table:

Year	Capacity Rate ($/kW-Mo.)
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

“Monthly Energy Payment” shall have the meaning set forth in Section 4.2.

“Moody’s” shall mean Moody’s Investors Service or its successor, provided that, if  Moody’s ceases to exist or publish ratings, Moody’s shall mean a nationally recognized rating agency mutually agreed upon by the Parties, which agreement will not be unreasonably withheld or delayed.

“Negotiation Period” shall have the meaning set forth in Section 16.1.2.

“NERC” shall mean the North American Electric Reliability Council, including the regional reliability organization(s) to which the Southern Operating Companies belong, and any successor organization(s).

“Non-Defaulting Party” shall have the meaning set forth in Section 12.1.

“Northwest Annual Peak Demand” shall mean the amount of the Adjusted Hourly Demand for the Northwest Division for the one Hour period during the Peak Season in which the Northwest Division experiences the highest Adjusted Hourly Demand.

“Northwest Division” shall have the meaning set forth in the preamble of this Agreement.

“Northwest Division System” shall mean the integrated transmission and/or distribution system of the Northwest Division, as such system may be modified or expanded from time-to-time, as well as any successor transmission and/or distribution system(s).

“Northwest Hourly Demand” shall mean, for a given Hour, the sum of: (i) the integrated Hourly energy requirements for the Northwest Division expressed in kilowatt-Hours per Hour (kWH/H), as measured conjunctively at the Meter Point(s), plus: (ii) transmission and other losses from the Delivery Point(s) to the Meter Point(s) that would be associated with such demand (such transmission losses on the Transmission System to be determined pursuant to the then-current OATT (or other arrangement governing transmission on the Transmission System) applicable to transmission service for the Transmission System, as amended from time to time).

“Notice of Dispute” shall have the meaning set forth in Section 16.1.1.

“OATT” shall mean the Open Access Transmission Tariff governing transmission service on the Transmission System, as such tariff is filed at FERC and as such tariff may be revised or amended from time to time.

“Operating Time” shall mean the time standard used to dispatch, schedule and control generation in the Southern Control Area (currently, central prevailing time).

“Original Amount” shall have the meaning set forth in Section 9.3.1.

“Party-Appointed Arbitrators” shall have the meaning set forth in Section 16.2.1.

“Peak Season” shall mean the period of time comprising the Months of May through September.

“Person” means any individual, corporation, limited liability corporation, partnership, joint venture, trust, unincorporated organization, Governmental Authority, municipal, city or other entity.

“Previous Season” shall have the meaning set forth in Appendix A.

“Previous Year” shall have the meaning set forth in Appendix C.

“Proposed Resolutions” shall have the meaning set forth in Section 16.3.

“Prudent Utility Practices” shall mean, at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired results at a reasonable cost consistent with good business practices, reliability, safety and expedition.  Prudent Utility Practices is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts, having due regard for, among other things, manufacturers’ warranties and the requirements of Governmental Authorities of competent jurisdiction and the requirements of this Agreement.

“Required FPUC Collateral Amount” shall be equal to the aggregate Monthly Capacity Payments as calculated in Appendix B hereto that are reasonably expected to become due under this Agreement (as reasonably calculated by Gulf Power (assuming no Event of Default has occurred or will occur hereunder and no termination or modification of this Agreement will occur)) during the 12 Months immediately following the date the Required FPUC Collateral Amount is determined by Gulf Power from time to time; provided, however, before the commencement of the Service Term, the Required FPUC Collateral Amount shall be the aggregate Monthly Capacity Payments as calculated in Appendix B hereto that are reasonably expected to become due under this Agreement (as reasonably calculated by Gulf Power (assuming no Event of Default has occurred or will occur hereunder and no termination or

modification of this Agreement will occur)) for the first 12 Months of the Service Term;   provided, further, upon the expiration of the Service Term and until all amounts under this Agreement that will be due to be paid by FPUC are indefeasibly paid (including all true-up amounts after the expiration of the Service Term under Appendix C), the Required FPUC Collateral Amount shall be equal to the Monthly Capacity Payment for the final Month of the Service Term (regardless of whether such capacity payment has been paid).

“Required Gulf Collateral Amount” shall be equal to the aggregate Monthly Capacity Payments as calculated in Appendix B hereto that are reasonably expected to become due under this Agreement (as reasonably calculated by Gulf Power (assuming no Event of Default has occurred or will occur hereunder and no termination or modification of this Agreement will occur)) during the 12 Months immediately following the date the Required Gulf Collateral Amount is determined by Gulf Power from time to time; provided, however, before the commencement of the Service Term, the Required Gulf Collateral Amount shall be the aggregate Monthly Capacity Payments as calculated in Appendix B hereto that are reasonably expected to become due under this Agreement (as reasonably calculated by Gulf Power (assuming no Event of Default has occurred or will occur hereunder and no termination or modification of this Agreement will occur)) for the first 12 Months of the Service Term.

“Required Ratios” means a Funds From Operations Interest Coverage Ratio of at least 2.0 and a Total Debt to Total Capital Ratio not to exceed .65, as tested quarterly as of the end of each quarter averaged over the 6 consecutive quarters then ending.

“Reserve Requirement” means fifteen percent (15%).

“RTO” shall have the meaning set forth in Section 5.3.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor, provided that, if S&P ceases to exist or publish ratings, S&P shall mean a nationally recognized rating agency mutually agreed upon by the Parties, which agreement will not be unreasonably withheld or delayed.

“SCGen” shall have the meaning set forth in Section 17.16.

“SCS” shall have the meaning set forth in the preamble of this Agreement.

“SEC” shall have the meaning set forth in Section 15.2.3.

“Service Term” shall have the meaning set forth in Section 2.1.

“Southern Company” shall mean The Southern Company, a Delaware corporation.

“Southern Control Area” shall mean the electric service area encompassed by tie lines, including, the pseudo tie lines (as defined in NERC’s “Terms Used in the Policies”), between the Southern Operating Companies and other utilities.

“Southern Operating Companies” shall mean, collectively, the electric utility operating company Affiliates of Southern Company engaged in common dispatch and control of generating resources within the Southern Control Area, which, as of the Effective Date, include Alabama Power Company, Georgia Power Company, Gulf Power, Mississippi Power Company, and Southern Power Company.

“Tariff” shall mean Southern Operating Companies’ FERC Electric Tariff, Second Revised Volume No. 4, Market-Based Rate Tariff, as superseded or amended from time to time.

“Term” shall mean the period of time commencing on the Effective Date and ending December 31, 2017 as set forth in Article 2.

“Third Arbitrator” shall have the meaning set forth in Section 16.2.1.

“Total Debt to Total Capital Ratio” shall mean, with respect to a Party, such Party’s Long Term Debt plus Current Maturities plus Commercial Paper plus Other Short Term Borrowings divided by such Party’s Long Term Debt plus Current Maturities plus Commercial Paper plus Other Short Term Borrowings plus Shareholder’s Equity (Including Preferred) plus Minority Interest.  All items included in the calculation of the Total Debt to Total Capital Ratio shall be prepared and calculated in accordance with GAAP.

“Transmission Force Majeure Event” means the occurrence of a circumstance where: (i) a Force Majeure Event causes physical damage to transmission facilities; (ii) FPUC has procured firm transmission service or network integration transmission service under the OATT with respect to the energy to be supplied by Gulf Power under this Agreement; and (iii) as a result of such physical damage to transmission facilities, FPUC is unable to utilize such procured firm and/or network integration transmission service to deliver such energy from the Delivery Point(s) to the Meter Point(s).  Unless the circumstances in (i) through (iii) above exist, a curtailment or interruption of transmission service shall not constitute a Transmission Force Majeure Event.

“Transmission Risk” means the ramifications (performance, economic or otherwise) resulting from the unavailability of transmission service, including inadequacy, interruption or curtailment of transmission service.

“Transmission System” shall mean the integrated transmission systems of the electric utility operating companies of Southern Company, as such systems may be modified or expanded from time-to-time, as well as any successor transmission system(s).

“Year” shall mean a calendar year.

1.2

Interpretation. In this Agreement, unless the context otherwise requires, the singular shall include the plural and any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the terms “include” or “including” are used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference.  Any reference in this Agreement to “Section,” “Article” or “Appendix” shall be references to this Agreement unless otherwise stated, and all such Appendices shall be incorporated in this Agreement by reference.  Unless specified otherwise, a reference to a given agreement or instrument, and all schedules, exhibits, appendices and attachments thereto, shall be a reference to that agreement or instrument as modified, amended, supplemented and restated, and in effect from time to time (subject to Section 17.19).

1.3

Construction.  Both Parties acknowledge that each was actively involved in the negotiation and drafting of this Agreement and that no Law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor of or against either Party because one is deemed to be the author thereof.

ARTICLE 2

TERM OF THE AGREEMENT

2.1

Term.

This Agreement shall begin on the Effective Date and shall remain in effect for a term ending at the end of the Day on December 31, 2017 (“Term”), unless this Agreement is terminated earlier in accordance with its terms.  The Service Term under this

Agreement shall commence at the beginning of the Day (Operating Time) on January 1, 2008 and shall continue until the expiration or termination of this Agreement in accordance with its terms.

2.2

Survival.  All provisions of this Agreement that expressly or by implication come into or continue in force and effect following the expiration or termination of this Agreement shall remain in effect and be enforceable following such expiration or termination.

ARTICLE 3

SALE OF ELECTRIC CAPACITY AND ENERGY

3.1

Sale and Supply of Capacity.  During the Service Term, subject to the terms of this Agreement, Gulf Power shall supply and sell to FPUC, and FPUC shall receive and purchase from Gulf Power, an amount of capacity equal to the Capacity Purchase as determined in accordance with the methodology provided in Appendix A.

3.2

Sale and Delivery of Energy.  During the Service Term, subject to the terms of this Agreement, Gulf Power shall sell and deliver to FPUC, and FPUC shall receive and purchase from Gulf Power, a supply of energy necessary to supply the Northwest Hourly Demand.  Gulf Power shall deliver such energy to, and FPUC shall receive such energy at, the Delivery Point(s).

3.3

Supply Sources for Energy.  FPUC acknowledges and agrees that Gulf Power, or its agent(s), shall have the sole authority, which Gulf Power or its agent(s) may exercise in their sole discretion, to manage, control, operate and maintain the electricity resources used to supply energy to FPUC under this Agreement.  Gulf Power may serve FPUC with energy from any resource(s) available to it.  Gulf Power shall use the same method of dispatching resources to provide energy to FPUC under this Agreement as it uses for all of its territorial customers and shall make no adverse distinction against FPUC in designating resources to provide energy to FPUC hereunder.  In addition, Gulf Power will assist FPUC in identifying resources associated with this Agreement as may be required in connection with FPUC’s obtaining network integration transmission service under the OATT.

3.4

Exclusive Supply.  FPUC shall not purchase electric energy or capacity to meet the Northwest Division’s load requirements from any party other than Gulf Power without the prior written consent of Gulf Power except to the extent that: (i) Gulf Power fails to furnish energy or capacity to FPUC in accordance with the terms of this Agreement; (ii) FPUC is required to purchase energy and/or capacity from third party generating facilities directly connected to the Northwest Division System pursuant to the Public Utility Regulatory Policies Act of 1978 (including regulations issued thereunder); and/or (iii) another Law requires FPUC to meet some portion of its load requirements by purchasing a required amount of energy (MWh) and/or capacity (MW) from third party generators.  Provided, however, in the event that (ii) or (iii) of the foregoing sentence is applicable, FPUC shall provide Gulf Power with prompt notice of the applicable requirement to purchase capacity and/or energy from third party generating facilities.  If such notice is provided, the Parties shall promptly commence good faith negotiations to agree upon feasible actions, if any, to be taken by either or both Parties that would facilitate the means by which FPUC can satisfy and/or comply with such requirement while simultaneously leaving this Agreement in full force and effect as originally executed.  In the event that the Parties cannot agree upon such actions, FPUC and Gulf Power shall negotiate an appropriate amendment to this Agreement to reduce the amount of capacity and/or energy (as applicable) purchased under this Agreement, but only to the extent necessary for FPUC to comply with the specific requirement to purchase capacity and/or energy from the applicable third parties; provided, however, the recognition of such requirement in any such amendment and the reduction of the amount of capacity and/or energy purchased shall not adversely distinguish against Gulf Power or this Agreement as compared to FPUC’s other power suppliers and/or other power supply arrangements, unless such adverse distinction is required by Prudent Utility Practices because of transmission considerations.  Any such amendment shall, to the maximum extent practicable, allow each Party to continue to recognize the economic bargain originally contemplated by this Agreement as of the Effective Date.  In addition, any such amendment shall define the use and control of any third party generating facilities, including reliability provisions, such that Gulf Power can continue to meet its obligations under Section 7.2.

ARTICLE 4

PAYMENTS

4.1

Monthly Capacity Payment.  FPUC shall pay Gulf Power, or Gulf Power’s designated agent, a Monthly Capacity Payment for each Month of the Service Term, as calculated pursuant to the methodology in Appendix B.

4.2

Monthly Energy Payment.  FPUC shall pay Gulf Power, or Gulf Power’s designated agent, a Monthly Energy Payment for each Month of the Service Term, as calculated pursuant to the methodology in Appendix D.

4.3

Other Payments.   In addition to the payments specified in this Article 4, each of FPUC and Gulf Power shall pay all amounts for which it is responsible pursuant to the other provisions of this Agreement.

ARTICLE 5

TRANSMISSION

5.1

Transmission Arrangements.

5.1.1

FPUC shall be responsible for all costs associated with and for making all necessary transmission arrangements (including any required ancillary services) for the delivery of all Delivered Energy from and beyond the Delivery Point(s).  Such transmission arrangements (including the procurement of ancillary services) shall be made by FPUC pursuant to the provisions of the OATT.  Gulf Power shall be responsible for all costs associated with and for making all necessary transmission arrangements (including any required ancillary services) for the delivery of all Delivered Energy prior to the Delivery Point(s).  In the event that a Party is assessed costs that are the responsibility of the other Party pursuant to this Section 5.1.1, the responsible Party shall promptly reimburse the assessed Party for such costs actually incurred.

5.1.2

Gulf Power shall, at no additional cost to Gulf Power, provide such administrative assistance to FPUC as it may reasonably request consistent with applicable Law in connection with FPUC’s application for network integration transmission service under the OATT for Delivered Energy purchased hereunder; provided, however, that FPUC acknowledges that it is solely responsible for requesting and contracting for such service (including the negotiation of all terms and conditions of the pertinent transmission agreements).

5.2

Transmission Risk.  Notwithstanding any other provision of this Agreement, any and all Transmission Risk associated with energy to be scheduled and/or delivered at and beyond the Delivery Point(s) in connection with this Agreement, whether before or after the Meter Point(s), shall be expressly borne by FPUC. In no event shall Gulf Power or any of Gulf Power’s Affiliates be responsible or have any liability to FPUC whatsoever under this Agreement in connection with, and in no event shall the Monthly Capacity Payment (subject to Section 11.1.3.2) be reduced as a result of, the unavailability, inadequacy, interruption or curtailment of transmission service (whether before or after the Meter Point(s)) for any energy to be delivered hereunder.

5.3       Formation of RTO.  In the event that a Regional Transmission Organization(s) or similar organization (“RTO”) is formed and the formation and/or implementation of such RTO results in: (i) a quantifiable monetary benefit for a Party with regard to its performance under this Agreement (“Benefited Party”) that is greater than the monetary benefit to such Party contemplated on the Effective Date (the amount by which such monetary benefit is increased being referred to as the “Incremental Benefit”); and (ii) a quantifiable monetary harm for the other Party with regard to its performance under this Agreement (“Harmed Party”) that results in a monetary burden to such Party that is greater than the monetary burden to such Party contemplated on the Effective Date (the amount by which such monetary burden is increased being referred to as the “Incremental Burden”), the Parties shall negotiate to reach mutual agreement regarding an amendment(s) to this Agreement establishing a method whereby the Benefited Party would share with the Harmed Party an amount of the Incremental Benefit equal to the lesser of: (i) the Incremental Benefit; or (ii) the Incremental Burden.  In no event shall such amendment(s) require the Benefited Party to bear more of a monetary burden or receive less of a monetary benefit than as originally contemplated in this Agreement for such Party on the Effective Date.

ARTICLE 6

BILLING AND PAYMENT

6.1

Billing and Payment.

6.1.1

As promptly as practicable after the end of each Month during the Service Term, but no later than the tenth (10th) Day of the following Month, Gulf Power or its agent shall send FPUC an invoice stating the Monthly Capacity Payment, the Monthly

Energy Payment and any other amounts for which FPUC is responsible under this Agreement.

6.1.2

In addition to the payments set forth in Section 6.1.1, the Monthly invoice shall include the following adjustments: (a) billing corrections, including charges or credits, identified by either of the Parties subsequent to the last Monthly invoice, which shall not be subject to interest; (b) any billing corrections, including charges or credits, that the Parties have mutually agreed upon or otherwise resolved in accordance with Section 6.2 subsequent to the last Monthly invoice, which shall be subject to interest in accordance with Section 6.2; and (c) any overdue amounts, which shall be subject to interest in accordance with Section 6.2.  Any corrections made by Gulf Power pursuant to subpart (a) of the foregoing sentence to a charge set forth on a particular Monthly invoice shall be made by Gulf Power no later than 365 Days after the issuance of such invoice.  Notwithstanding the foregoing, the adjustments contemplated by this Section 6.1.2 shall not include true-ups made pursuant to the calculation of the Gulf Energy Rate under Appendix C.

6.1.3

Each Monthly payment shall be due and payable on or before the tenth (10th) Day after FPUC’s receipt of each Monthly invoice or if such Day is not a Banking Day, the next Banking Day (“Due Date”).  FPUC shall make payment to Gulf Power or its designated agent in accordance with such invoices on or before the Due Date in immediately available funds through wire transfer of funds or other means acceptable to Gulf Power.  If FPUC does not make a payment on or before the Due Date, then interest shall be added to the overdue payment, from the date such overdue payment was due until such overdue payment together with interest is paid, which interest shall be compounded Monthly at the Interest Rate.

6.2

Billing Disputes and Final Accounting.

6.2.1

If, after receiving a Monthly invoice (or any other statement or bill), FPUC reasonably questions or contests the amount or propriety of any payment or amount claimed by Gulf Power to be due pursuant to this Agreement, FPUC shall provide Gulf Power with written notice of such disputed invoice amount.  Notwithstanding the notice of a disputed invoice amount, FPUC shall make payments in full in accordance with such disputed invoice and adjustments with interest shall subsequently be made, if appropriate, as set forth below.

6.2.2

FPUC shall have 12 Months after the receipt of any Monthly invoice (or any other statement or bill) to question or contest the amount or propriety of any charge or credit on such invoice or statement.  In the event that FPUC questions or contests any such charge or credit, Gulf Power shall promptly review the questioned charge or credit and shall notify FPUC of any error in the determination of amounts reflected on such disputed invoice and the amount of any adjusted payment that either Party is required to make as a result of such re-determination.  The Party required to make such payment shall make payment to the other Party in immediately available funds by the later of: (i) 10 Days after receipt by FPUC of any such notice of re-determination from Gulf Power as to the adjusted amount; or (ii) the Due Date for the next Monthly invoice.  Payments made by a Party under this Section 6.2.2 shall include interest at the Interest Rate from the date the original payment was due until the date such payment together with interest at the Interest Rate is made.

6.3

Availability of Records.  Until the end of 12 Months after the receipt of any Monthly invoice, each Party will make available to the other Party and each Party may audit, such books and records of the other Party (or other relevant information to which such Party has access) as are reasonably necessary for such Party to calculate and determine the accuracy of amounts shown on such invoice and thereby to verify the appropriateness of the invoiced amounts.  Upon written request and reasonable notice, each Party will make available to the other Party copies of or access to such books and records during normal business Hours, at such requesting Party’s sole expense for purposes of conducting such an audit.  In the event either Party determines that an invoice was not accurate or appropriate, it shall notify the other Party in writing of the discrepancy and of the necessary correction.  The Party receiving such notice shall make such payments or take such other actions as are necessary to correct the discrepancy by the later of: (i) 10 Days following receipt of such notice; or (ii) the Due Date for the next Monthly invoice.

ARTICLE 7

CHARACTER OF SERVICE

7.1

Service Rendered.  This Agreement is intended as a service agreement pursuant to the Tariff.  Gulf Power shall provide and FPUC shall pay for services under this Agreement pursuant to the terms and conditions of the Tariff and of this Agreement.  To the extent the terms and conditions of the Tariff are inconsistent with those set forth in this Agreement, the provisions of this Agreement shall control.

7.2

Constancy of Supply.

7.2.1

Gulf Power shall supply energy to meet the load requirements of the Northwest Division in a manner that is as firm as, and otherwise comparable with, the manner in which the Southern Operating Companies meet their firm retail native load requirements, without any adverse distinction; provided, however, notwithstanding any other provision of this Agreement, Gulf Power does not guarantee or warrant that Gulf Power will supply a constant or uninterrupted supply of energy under this Agreement; provided, further, that Gulf Power shall use commercially reasonable best efforts, consistent with Prudent Utility Practices and the provisions of this Agreement, to provide the services contemplated herein in an uninterrupted fashion.

7.2.2

Subject to Section 7.2.1, to the extent practicable and consistent with Prudent Utility Practices, Gulf Power shall raise or lower the output of the generating resources used to provide energy hereunder as necessary to follow the moment-by-moment changes in the sum of the total load requirements of the Northwest Division.  Gulf Power shall also provide FPUC with on-line and quick-start generation reserves consistent with the amount of capacity purchased under this Agreement.

7.2.3

Notwithstanding any other provision of this Agreement, in the event that  Gulf Power, or one of its respective agents, determines in its sole discretion that it is necessary or appropriate for Gulf Power to shed, interrupt, or curtail firm territorial requirements load (including for reason that adequate resources are not available), and Gulf Power does shed, interrupt or curtail such loads, then FPUC’s similar firm loads or interruptible/curtailable loads at the Northwest Division shall share in such interruption, curtailment or load shedding on a load-ratio basis and without adverse distinction.  FPUC may restore service to such shed, interrupted or curtailed loads consistent with the restoration of service to Gulf Power’s similar firm or interruptible/curtailable loads. For actions taken pursuant to this Section 7.2.3, neither Gulf Power, nor its Affiliates shall be in breach of this Agreement by reason of, and shall have no liability whatsoever to FPUC for, any failure to make capacity available hereunder, or for any failure to deliver or any interruption in the delivery of energy hereunder or for any deficiency in the quality of service hereunder.

7.3

Character of Transactions.  The sale of capacity by Gulf Power under this Agreement shall not constitute either: (i) a sale, lease, transfer or conveyance of an ownership interest or contractual right in or to any specific generation facility or resources; or (ii) a dedication of ownership or an entitlement to the capacity or output of any specific generation facility or resource.

ARTICLE 8

METERING

8.1

Metering.

8.1.1 The amount of energy transferred under this Agreement shall be determined by meters selected by Gulf Power or other methods as Gulf Power and FPUC jointly deem necessary.  FPUC shall be responsible for and shall pay, under this Agreement, all costs of purchasing, installing, owning, reading, testing, inspecting, operating and maintaining the meters used in connection with service to FPUC under this Agreement (including meters owned by Gulf Power) to the extent that such costs are not otherwise assigned to or payable by another party under FPUC’s network operating agreement under the OATT.  Such costs shall be paid by FPUC in addition to the Monthly Capacity Payment and the Monthly Energy Payment.  The Parties shall cause meters to be read Monthly at times mutually agreed upon.  Metering records shall be available at all times to authorized agents and employees of the Parties for the purposes of this Agreement.

8.1.2

Each meter used in determining the demand for or amount of electric energy supplied hereunder will be tested, calibrated, repaired and corrected at the times and in a manner consistent with the provisions of FPUC’s network operating agreement under the OATT governing the meters that measure the delivery of energy to the Northwest Division load.

8.1.3

The results of all such tests and calibrations shall be open to examination by FPUC and a report of every test shall be furnished to FPUC as soon as reasonably practical.  Any meters tested and found to be not more than 2% above or below normal shall be considered, solely for purposes of this Agreement, to be correct and accurate insofar as correction of billing is concerned.  If as a result of any test, any meter is found to register in excess of 2% either above or below normal, then, solely for purposes of this Agreement, the readings of such meter previously taken for billing purposes shall be corrected according to the percentage of inaccuracy so found, but no such correction shall extend beyond 90 days previous to the day on which the inaccuracy is discovered by such test.

8.1.4

For any period that a meter is found to have failed to register, then solely for purposes of this Agreement, it shall be assumed that the demand established, or electric energy delivered, as the case may be, during said period is the same as that for a period of like operation to be agreed upon by Gulf Power and FPUC during which such meter was in service and operating.

8.1.5

The provisions of this Article 8 shall apply only with respect to metering under this Agreement and shall have no application with respect to FPUC’s network operating agreement under the OATT.

ARTICLE 9

CHANGE IN LAW; ENVIRONMENTAL PROVISIONS; REGULATORY

9.1

Change in Law.

9.1.1

Notwithstanding any other provision of this Agreement, but subject to Sections 9.1.2, 9.1.3 and 9.1.4 (including provision of the applicable Change in Law Notice): (i) FPUC shall pay Increased Costs (on an After-Tax Basis) through the Change in Law Component each Month pursuant to Section 9.1.3; and (ii) FPUC shall receive the benefit of Decreased Costs through the Change in Law Component each Month pursuant to Section 9.1.3.

9.1.2

At any time, Gulf Power may notify FPUC, or FPUC may notify Gulf Power, that a Change in Law will result or has resulted in: (i) Increased Costs that are FPUC’s responsibility under this Agreement; or (ii) Decreased Costs for which FPUC is entitled to receive a credit under this Agreement (“Change in Law Notice”).  The Change in Law Notice shall include: (x) the applicable Change in Law that has caused or will cause the Increased Costs or Decreased Costs; and (y) as applicable, the resulting Increased Costs that are FPUC’s responsibility hereunder or the resulting Decreased Costs for which FPUC is entitled to receive a credit (or a projection of such costs if actual costs cannot reasonably be known).  Such notice shall also include reasonable documentation of the applicable Change in Law and resulting Increased Costs or Decreased Costs.  Within 90 Days after a Party receives a Change in Law Notice applicable to it, such Party shall: (a) make a good faith determination of whether the Increased Costs or Decreased Costs (as applicable) result from a Change in Law as specified in this Agreement; (b) make a good faith determination of whether the Increased

Costs or Decreased Costs (as applicable) are determined in accordance with this Agreement; and (c) send the Party providing the Change in Law Notice written notice of its determination.  In the event that a Party receiving a Change in Law Notice applicable to it does not send written notice of its determination within such time period, such Party shall be deemed to have concurred that the specified Increased Costs or Decreased Costs result from a Change in Law.  If such Party does not concur, the Parties shall commence discussions in an effort to address and resolve the basis for the disagreement.  If the Parties are unable to resolve their disagreement within 120 Days after the Change in Law Notice was received, the Parties shall submit the issue to binding arbitration under the procedures set forth in Article 16.

9.1.3

  If a Party has provided a Change in Law Notice, Gulf Power shall initiate a Change in Law Component (or modify an existing Change in Law Component) as a separate and distinctly observable component of the Monthly invoices sent to FPUC hereunder that shall reflect Increased Costs that are FPUC’s responsibility or Decreased Costs for which FPUC is entitled to a credit (whether such costs are for future or prior periods); provided, however, if there is a disagreement with respect to whether a Change in Law has occurred or the amount of Increased Costs or Decreased Costs, the Change in Law Component shall reflect the position of Gulf Power with respect to Increased Costs and the position of FPUC with respect to Decreased Costs and then be resolved under the provisions of Article 16, Dispute Resolution, of this Agreement; provided, further, that to the extent any disagreement with regard to Increased Costs or Decreased Costs is resolved in a Party’s favor, then a payment shall be made to the applicable Party(ies) if required in order to refund or pay any overcharges or undercharges with appropriate interest, where the amount of interest is to be calculated in accordance with the Interest Rate.  As applicable, FPUC shall pay or receive a credit for the amount of the Change in Law Component, as adjusted from time to time, with each Monthly invoice.  In the event that the Change in Law Component is based on an estimate of Increased Costs or Decreased Costs, there shall be included a true-up amount in a subsequent Monthly invoice (either a credit or an additional charge, as appropriate) to reflect actual Increased Costs or Decreased Costs once they are known. Any portion of a Change in Law Component that is for the recovery of Increased Costs or Decreased Costs incurred in prior periods shall include interest on such amounts at the Interest Rate.

9.1.4

Notwithstanding anything to the contrary in this Section 9.1 above, to the extent that Gulf Power includes Increased Costs and/or Decreased Costs in the calculation of the Gulf Energy Rate, (i) Sections 9.1.1, 9.1.2 and 9.1.3 shall not apply with respect to such costs or the Change(s) in Law associated with such costs, and (ii) FPUC shall pay or receive the benefit of (as applicable) such increases or decreases in costs through the Gulf Energy Rate and the Monthly Energy Payment as calculated by Gulf Power.

9.2

Clean Air Interstate Rule and Clean Air Mercury Rule.  The Parties acknowledge that CAIR and/or CAMR impose obligations that will increase Gulf Power’s costs of providing capacity and energy under this Agreement.  Therefore, FPUC agrees to reimburse Gulf Power for an appropriate pro rata share (i.e., a proportionate share based on the amount of capacity provided under this Agreement and FPUC’s actual load served under this Agreement) of all costs and expenses incurred by Gulf Power that result from complying with or recognizing CAIR and CAMR with respect to Gulf Power’s generating and other power supply resources, including costs and expenses associated with obtaining emissions allowances, variable and fixed operation and maintenance costs, and costs and expenses associated with making capital additions to or installing environmental controls at such resources.  Except to the extent that Gulf Power includes FPUC’s pro rata share of such costs and expenses in the Gulf Energy Rate, such pro rata share of such costs and expenses shall be calculated in the same manner as Increased Costs and shall be invoiced by Gulf Power and paid by FPUC through the Change in Law Component.  In addition, Gulf Power shall provide FPUC an appropriate pro rata share of the benefit of all allowances (if any) allocated by any Governmental Agency under CAIR and CAMR to Gulf Power’s generating resources, and allowances purchased by Gulf Power and its agent(s) for Gulf Power’s generating resources to comply with CAIR and CAMR, provided that FPUC shall not receive such benefit after the expiration of the Service Term.

9.3

Federal Energy Regulatory Commission.

9.3.1

The Parties anticipate that this Agreement is not required to be filed and accepted by FERC because it is a market-based contract.  Therefore, this Agreement shall not be contingent on FERC acceptance.  Having freely negotiated and agreed upon the economic bargain among them as set forth hereunder, the Parties waive all rights under Sections 205 and 206 of the Federal Power Act to effect a change in the Agreement.  Moreover, it is the Parties’ mutual intent that FERC be precluded, to the fullest extent permitted by law, from altering this Agreement in any way.  Notwithstanding the foregoing, if at any time FERC takes some action that adversely alters an amount(s) to be paid to a Party under this Agreement (the Party adversely affected by such action altering an amount(s) to be paid being referred to as the “Impacted Party”) as contemplated on the Effective Date (such amount(s) as contemplated on the Effective Date being referred to as the “Original Amount”), Impacted Party shall be deemed to have retained rights under

Section 205 and/or Section 206 (as applicable) to file for changes in the Agreement, but only to the extent required to modify this Agreement to more closely or entirely reflect the Original Amount.  Moreover, in the event that FERC takes some action that adversely alters the Original Amount, Impacted Party may take any or all of the actions set forth under Section 9.3.1.1 and 9.3.1.2 in its sole and absolute discretion.

9.3.1.1

Impacted Party may exercise its Section 205 or Section 206 rights (as applicable) provided under Section 9.3.1 if at any time it reasonably determines in its sole discretion that it may be able to have this Agreement modified so that it more closely or entirely reflects the Original Amount.  Before exercising such rights, Impacted Party shall negotiate with the other Party in an effort to reach mutual agreement regarding amendments to this Agreement so that it will more closely or entirely reflect the Original Amount.  Impacted Party shall file any resulting amendments for acceptance by FERC (if required by FERC), and the other Party shall not oppose such filing(s).  If the Parties are unable to agree upon such amendment(s), Impacted Party shall be entitled to make unilateral filing(s) at FERC under Section 205 or 206 (as applicable) to seek modification of this Agreement in order to more closely or entirely reflect the Original Amount.  In this latter event, the other Party shall not oppose Impacted Party’s right to restore the Original Amount (provided that the other Party shall retain the right to challenge the amount of and/or the methodology for calculating the Original Amount and/or the means by which the filing Party proposes to restore the Original Amount).  Any amendment(s) or filing(s) contemplated hereunder shall restore the Original Amount (or any allowed portion thereof) for the remainder of the Term and shall provide reimbursement to Impacted Party for any amounts that it overpaid or was underpaid (relative to the Original Amount) in prior periods (with interest) as a result of the alteration of the Original Amount.  Such amendment(s) or filing(s) by Impacted Party shall not require the other Party to bear more of an economic burden than originally contemplated in this Agreement on the Effective Date.  Nothing in this Agreement is intended to or shall restrict the number of times that Impacted Party may exercise the above-described Section 205 and/or Section 206 rights during the Term or within any specific time frame.

9.3.1.2  If FERC takes some action that adversely alters the Original Amount and Impacted Party is Gulf Power, then Gulf Power shall be entitled to provide notice to FPUC that it is terminating this Agreement on a date that is no earlier than 365 Days after such notice is provided.  If: (i) FERC takes some action that adversely alters the Original Amount and Impacted Party is FPUC; (ii) FPUC has actively made reasonable efforts through negotiations with Gulf Power and has supported filings made at FERC by either Party to modify this Agreement so that it reflects the Original Amount; and (iii) FERC does not allow this Agreement to reflect the Original Amount within 120 Days after the first of such filings, then FPUC shall be entitled to provide notice to Gulf Power that it is terminating this Agreement on a date that is no earlier than 245 Days after such notice is provided.  If Impacted Party provides a notice to terminate the Agreement under this Section, this Agreement shall terminate on the date specified in the applicable notice. Upon any such termination, no Party shall have any further liability or obligation under this Agreement to any other Party, except for any liabilities and obligations accruing prior to such termination.

9.4

Initial Approval of the Florida Public Service Commission.

9.4.1

No later than 45 Days after the Effective Date, FPUC shall make a filing with the FPSC seeking approval by the FPSC for FPUC to recover from its Northwest Division customers all payments required to be made to Gulf Power under this Agreement without material modification or condition with respect to such Agreement (“FPSC Approval”).  After making such filing, FPUC shall utilize diligent efforts to obtain the FPSC Approval by no later than July 1, 2007 (“Approval Deadline”).  FPUC shall promptly notify Gulf Power when it receives a ruling from the FPSC regarding the requested FPSC Approval.  FPUC shall keep Gulf Power reasonably informed as to the progress of its efforts to obtain the FPSC Approval.

9.4.2

If the FPSC Approval is not received by the Approval Deadline or if the FPSC issues an order denying FPUC’s request for the FPSC Approval (“FPSC Denial”) prior to the Approval Deadline, FPUC shall be entitled to provide notice to Gulf Power that it desires to immediately terminate this Agreement, provided that such notice must be provided within 10 Days after the first to occur of the Approval Deadline or the date of the FPSC Denial.  If FPUC does not provide such notice within such time period, then this Agreement shall continue in full force and effect for the remainder of the Term.  If FPUC provides such notice within such time period, then this Agreement shall immediately terminate and no Party shall have any further obligation or liability to the other Party under this Agreement.

9.5

Subsequent Action of the Florida Public Service Commission.

9.5.1

After the Approval Deadline, if the FPSC issues an order with respect to this Agreement that prohibits FPUC from recovering from its Northwest Division customers a material portion of the payments required to be made to Gulf Power under this Agreement, including payments resulting from Increased Costs (each such order being referred to as a “Disallowance Order”), then FPUC shall be entitled to provide notice to Gulf Power that it desires to terminate this Agreement, provided that such notice must be provided to Gulf Power within 60 Days after the issuance of the Disallowance Order.  If FPUC does not provide such notice within such time period, then FPUC shall be deemed to have waived its right to provide such notice with respect to the Disallowance Order giving rise to such right.  If FPUC provides such notice within such time period, then Gulf Power shall respond to FPUC within 60 Days after receiving such notice that Gulf Power either: (i) accepts such termination; or (ii) does not accept such termination.

9.5.2

Notwithstanding the issuance of a Disallowance Order, this Agreement shall continue in full force and effect as originally executed on the Effective Date (including all payment provisions) for the next 365 Days of the Service Term after such Disallowance Order (“Continuation Period”).  If Gulf Power elects to accept termination in its notice under Section 9.5.1 with respect to a Disallowance Order, upon the expiration of the Continuation Period, this Agreement shall immediately terminate and neither Party shall have any further liability or obligation to the other hereunder (except for liabilities and obligations accruing prior to termination).  If Gulf Power elects to not accept termination in its notice under Section 9.5.1 with respect to a Disallowance Order, effective upon the expiration of the Continuation Period, this Agreement shall be deemed amended (but only until such time that the FPSC allows FPUC to recover the previously disallowed amount) such that with respect to capacity and energy provided under this

Agreement after the Continuation Period, FPUC will only be required to pay those amounts which such Disallowance Order allows FPUC to recover from its Northwest Division customers.

ARTICLE 10

INDEMNIFICATION; TITLE; COSTS AND EXPENSES

10.1

Indemnification.  The following provisions shall apply with respect to energy deemed delivered hereunder to FPUC:

10.1.1

Gulf Power shall defend, indemnify and save FPUC and its respective officers, directors, agents, employees and Affiliates harmless, on an After-Tax Basis, from and against any and all claims, liabilities, actions, demands, judgments, losses, costs, expenses (including reasonable attorney's fees) arising out of, resulting from, or in any way connected with the generation, transmission, or delivery of such energy and associated capacity prior to the Delivery Point(s) (whether or not the same is caused or arises out of joint, concurrent or contributory negligence of FPUC), except to the extent the same is caused by willful misconduct of an officer, director, subcontractor, agent or employee of FPUC.

10.1.2

FPUC shall defend, indemnify and save Gulf Power, its officers, directors, agents, employees and Affiliates harmless, on an After-Tax Basis, from and against any and all claims, liabilities, actions, demands, judgments, losses, costs, expenses (including reasonable attorney's fees) arising out of, resulting from, or in any way connected with the generation, transmission, or use of such energy and associated capacity at and after the Delivery Point(s) (whether or not the same is caused or arises out of joint, concurrent or contributory negligence of Gulf Power), except, in each case, to the extent the same is caused by willful misconduct of an officer, director, subcontractor, agent or employee of Gulf Power (as applicable).

10.1.3  The rights, obligations and protections afforded by this Section 10.1 shall survive the termination, expiration or cancellation of this Agreement, and shall apply to the fullest extent permitted by law.

10.1.4

A Party that becomes entitled to indemnification under this Agreement (“Indemnified Party”) shall promptly notify the Party required to indemnify such Indemnified Party (“Indemnifying Party”) of any claim or proceeding in respect of which it is to be indemnified.  Such notice shall be given as soon as reasonably practicable after the Indemnified Party becomes aware of such claim or proceeding.  Failure to give such notice shall not excuse an indemnification obligation except to the extent failure to provide notice adversely affects the Indemnifying Party’s interests.  The Indemnifying Party shall assume the defense thereof with counsel designated by the Indemnifying Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or additional to, or inconsistent with, those available to the Indemnifying Party, the Indemnified Party shall have the right to select and be represented by separate counsel.  The Indemnified Party shall be responsible for the expenses associated with such separate counsel, unless a liability insurer will pay the expenses of such separate counsel.  If the Indemnifying Party fails to assume the defense of a claim, the indemnification of which is required under this Agreement, the Indemnified Party may, at the expense of the Indemnifying Party, contest, settle, or pay such claim; provided, however, that settlement or full payment of any such claim may be made only with the Indemnifying Party’s consent or, absent such consent, written opinion of the Indemnified Party’s counsel that such claim is meritorious or warrants settlement.

10.2  Fees, Charges and Taxes.  Except as otherwise provided hereunder, all fees, charges and taxes associated with energy delivered hereunder at and after the Delivery Point(s) shall be the sole responsibility of FPUC.  Except as otherwise provided hereunder (e.g., those provisions that require FPUC to reimburse Gulf Power for certain fees, charges and taxes, such as Increased Costs), all fees, charges and taxes associated with such energy prior to the Delivery Point(s) shall be the sole responsibility of Gulf Power.

10.3  Title.  Title to energy delivered hereunder shall pass from Gulf Power to FPUC at the Delivery Point(s), and FPUC shall be deemed to be in exclusive possession and control of such energy at and after such point(s).

ARTICLE 11

FORCE MAJEURE

11.1

Force Majeure Event.

11.1.1

For the purposes of this Agreement, a “Force Majeure Event” as to a Party means any occurrence, nonoccurrence or set of circumstances, whether or not foreseeable, that is beyond the reasonable control of such Party and is not caused by such Party’s negligence or lack of due diligence, including any strike, stoppage in labor, failure of contractors or suppliers of materials or services, flood, ice, earthquake, storm or eruption; fire; explosion; invasion, riot, war, commotion or insurrection; sabotage, terrorism or vandalism; military or usurped power; or act of God or of a public enemy.  The term Force Majeure Event shall not include: (i) a change or circumstance in market conditions that affects the value of this Agreement for either Party; (ii) difficulty or inability to make payments for any reason; (iii) FPUC’s inability to use or a lack of need for the capacity and energy purchased hereunder except to the extent such lack of need arises as a result of one or more Transmission Force Majeure Events; or (iv) FPUC’s inability, to any extent, to recover in its customer rates the amounts to be paid under this Agreement for any reason, including due to action or inaction of any Governmental Authority.

11.1.2

Subject to Sections 11.1.3, 11.2 and 11.3 below, either Party shall be excused from performance (other than payment obligations) and shall not be construed to be in breach or default in respect of any obligation hereunder for so long as the affected Party is rendered unable to perform such obligation due to a Force Majeure Event.

11.1.3

Subject to the limits set forth in Sections 11.1.3.1 and 11.1.3.2, during the suspension of performance due to or resulting from a Force Majeure Event, FPUC shall not be relieved from the obligation to make and be responsible for Monthly Capacity Payments and Monthly Energy Payments.

11.1.3.1

In the event that Gulf Power suspends performance under this Agreement for a period greater than 90 consecutive Days due to a Force Majeure Event directly affecting Gulf Power’s generation resources prior to the Delivery Point(s), the Monthly Capacity Payment(s) applicable to capacity provided after such 90 Day period shall be reduced on a pro rata basis to reflect the amount of energy Gulf Power does not provide after such 90 Day period as a result of such event.

11.1.3.2

In the event that a Transmission Force Majeure Event occurs for a period greater than 90 consecutive Days, the Monthly Capacity Payment(s)

applicable to capacity provided after such 90 Day period shall be reduced on a pro rata basis to reflect the amount of energy that FPUC is unable to receive after such 90 Day period as a result of such event.

11.2

Notice and Remedy of Force Majeure Events.  Following the occurrence of a Force Majeure Event, the affected Party shall:

11.2.1

give the other Party notice thereof, followed by written notice if the first notice is not written, as promptly as practicable after such Party becomes aware of such Force Majeure Event, describing the particulars of such Force Majeure Event;

11.2.2

use its reasonable best efforts consistent with Prudent Utility Practice to remedy its inability to perform as soon as practicable; provided, however, that this Section shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which in the sole judgment of the Party involved in the dispute, are contrary to its interest; provided further, that the settlement of strikes, lockouts or other labor disputes shall be entirely within the discretion of the Party having the difficulty; and

11.2.3

provide the other Party with written notice when it is able to resume performance of its obligations under this Agreement.

11.3

Suspension of Performance.  The suspension of performance due to a Force Majeure Event shall be of no greater scope and of no longer duration than is required by such Force Majeure Event.  No Force Majeure Event shall extend this Agreement beyond its stated Term.

ARTICLE 12

EVENTS OF DEFAULT AND TERMINATION

12.1

Events of Default.  “Event of Default” shall mean the occurrence of any of the following events with respect to a Party (the “Defaulting Party,” and the Party not in default being a “Non-Defaulting Party”):

12.1.1 the failure by the Defaulting Party to make, when due, payment of any amount required under this Agreement if such failure is not remedied within 5 Banking Days after written notice of such failure is given to the Defaulting Party by the Non-Defaulting Party;

12.1.2 any representation or warranty of the Defaulting Party pursuant to this Agreement shall prove to have been false or misleading in any material respect when made or deemed made and have been known by the Defaulting Party to have been so at the time made or deemed made unless (a) the fact, circumstances or condition that is the subject of such representation or warranty is made true within 30 Days after notice thereof has been given to the Defaulting Party and (b) such cure removes any adverse effect on the Non-Defaulting Party of such fact, circumstance or condition being otherwise than as first represented;

12.1.3 the Defaulting Party or its Guarantor:

(a)

makes a general assignment or arrangement for the benefit of its creditors;

(b)

(i) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or (ii) has such petition filed or proceeding commenced against it and, in the case of a petition filed or proceeding commenced against it, such petition or proceeding results in a judgment of insolvency or bankruptcy or the entry of any order for relief or the making of an order for the winding-up or liquidation of such entity, or is not dismissed, discharged, stayed or restrained within 5 Banking Days of the filing or commencement thereof;

(c)

otherwise becomes bankrupt or insolvent;

(d)

fails or is unable or admits in writing its inability generally to pay its debts as they become due;

(e)

is dissolved (other than pursuant to a consolidation, acquisition, amalgamation or merger);

(f)

has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, acquisition, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets;

(h)

has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and subject secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 Days thereafter;

(i)

causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in Section 12.1.3 clauses (a) through (h) (inclusive);

(j)

takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(k)

merges with any other party and the surviving entity does not assume the Defaulting Party’s or its Guarantor’s obligations with respect to this Agreement;

12.1.4 the material failure by the Defaulting Party to perform or observe any material obligation or covenant set forth in this Agreement (other than obligations which are otherwise specifically covered in this Section 12.1 as a separate Event of Default), and such failure is not cured within 60 Days after written notice of such default is given to the Defaulting Party;

12.1.5 the Defaulting Party or its Guarantor defaults on obligations under one or more agreements or instruments in respect of debt and such default continues after the applicable grace period, if any, specified in such agreement or instrument if the principal amount of such obligations equal or exceed ten million dollars ($10,000,000.00), and such default results in such debt becoming, or becoming capable at such time of being declared, due and payable prior to its stated maturity, whether or not such debt is in fact declared due and payable;

12.1.6

the failure by a Party to maintain the Eligible Collateral as required under Article 13, unless such failure is cured within 3 Banking Days after such Party receives notice of such failure.

12.2

Notification of Default.  In the event a Party becomes aware of any event or circumstance that constitutes an Event of Default, such Party shall promptly notify the other Party.

12.3

Event of Default by Gulf Power.

12.3.1  Upon and after the occurrence of an Event of Default by Gulf Power, so long as such Event of Default is continuing, FPUC shall be entitled to suspend the performance of its obligations to Gulf Power under this Agreement, except for the obligations to pay for energy and capacity provided by Gulf Power prior to termination of this Agreement.  In addition to such suspension, if an Event of Default by Gulf Power has occurred and is continuing, FPUC shall have the right by notice to Gulf Power to take one or more of the following actions in its sole discretion: (i) terminate this Agreement; (ii) pursue an action for equitable relief by recourse to a court of competent jurisdiction, but only to the extent necessary to effect a cure of such Event of Default; or (iii) if the Event of Default is for the failure to pay an amount of money pursuant to this Agreement, pursue an action for damages equal to (but no greater than) the amount of money not paid pursuant to the procedure set forth in Article 16.  Provided, however, notwithstanding anything to the contrary in this Agreement, FPUC shall not be entitled to take or maintain more than one of the actions in (i) through (iii) of the foregoing sentence at the same time with respect to the same Event of Default, and in no event shall FPUC be entitled to receive both FPUC Liquidated Damages and a remedy under (ii) or (iii) of the foregoing sentence as a result of the same Event of Default.

12.3.2  If FPUC elects option (i) in a notice under Section 12.3.1, FPUC shall designate a Banking Day in such notice that is no more than 120 Days from the date of such notice (such designated date being referred to as the “FPUC Termination Date”).  On the FPUC Termination Date, (i) Gulf Power shall pay to FPUC the FPUC Liquidated Damages; and (ii) this Agreement shall terminate and no Party shall have any further liability or obligation to the other Party under this Agreement, except for any obligations and liabilities occurring prior to termination and Gulf Power’s obligation to pay the amounts under this Section 12.3.

12.3.3

As used herein, “FPUC Liquidated Damages” means the aggregate sum of what the Monthly Capacity Payments would have been under this Agreement (assuming no Event of Default had occurred and no termination or modification of this Agreement), as reasonably determined by FPUC, for the lesser of: (i) (A) if the FPUC Termination Date occurs after the commencement of the Service Term, the 24 Months following the Month in which the FPUC Termination Date occurs, or (B) if the FPUC Termination Date occurs prior to the Service Term, the first 24 Months of the Service Term; or (ii) the Months remaining in the Service Term.

12.4

Event of Default by FPUC.

12.4.1  Upon and after the occurrence of an Event of Default by FPUC, so long as such Event of Default is continuing, Gulf Power shall be entitled to suspend the performance of its obligations to FPUC under this Agreement; provided, however, that Gulf Power shall provide FPUC with at least 5 Days prior written notice before suspending the provision of capacity and energy due to an Event of Default, which notice may be provided with (and such 5 Day notice period may run concurrent with the notice period in) any notice provided under Sections 12.1.1, 12.1.2, 12.1.4 or 12.1.6.  In addition to such suspension, if an Event of Default by FPUC has occurred and is continuing, Gulf

Power shall have the right by notice to FPUC to take one or more of the following actions in its sole discretion: (i) terminate this Agreement; (ii) pursue an action for equitable relief by recourse to a court of competent jurisdiction, but only to the extent necessary to effect a cure of such Event of Default; or (iii) if the Event of Default is for the failure to pay an amount of money pursuant to this Agreement, pursue an action for damages equal to (but no greater than) the amount of money not paid pursuant to the procedure set forth in Article 16.  Provided, however, notwithstanding anything to the contrary in this Agreement, Gulf Power shall not be entitled to take or maintain more than one of the actions in (i) through (iii) of the foregoing sentence at the same time with respect to the same Event of Default, and in no event shall Gulf Power be entitled to receive both Gulf Liquidated Damages and a remedy under (ii) or (iii) of the foregoing sentence as a result of the same Event of Default.

12.4.2  If Gulf Power elects option (i) in a notice under Section 12.4.1, Gulf Power shall designate a Banking Day in such notice that is no more than 120 Days from the date of such notice (such designated date being referred to as the “Gulf Termination Date”). On the Gulf Termination Date, (i) FPUC shall pay to Gulf Power the Gulf Liquidated Damages; and (ii) this Agreement shall terminate and no Party shall have any further liability or obligation to the other Party under this Agreement, except for any obligations and liabilities accruing prior to termination and FPUC’s obligation to pay the amounts under this Section 12.4.

12.4.3  As used herein, “Gulf Liquidated Damages” means the aggregate sum of what the Monthly Capacity Payments would have been under this Agreement (assuming no Event of Default had occurred and no termination or modification of this Agreement), as reasonably determined by Gulf Power, for the lesser of: (i) (A) if the Gulf Termination Date occurs after the commencement of the Service Term, the 24 Months following the Month in which the Gulf Termination Date occurs, or (B) if the Gulf Termination Date occurs prior to the Service Term, the first 24 Months of the Service Term; or (ii) the Months remaining in the Service Term.

12.5

Exclusive Remedy.  The exercise by a Party of its rights under Section 12.3 or 12.4 (as applicable) shall be the sole and exclusive remedy (whether arising in contract, tort or otherwise) of such Party for an Event of Default by or attributable to the Defaulting Party.  The Parties acknowledge and agree that in the event of an Event of Default, all or a portion of the amount of damages arising therefrom are not susceptible to an accurate determination.  The Parties further acknowledge and agree that the liquidated damages set forth above are not intended as a penalty and represent a fair and reasonable approximation of all or a portion of the damages a Non-Defaulting Party may incur in each particular case.

ARTICLE 13

CREDITWORTHINESS AND SECURITY

13.1

FPUC’s Provision of Eligible Collateral.  If and for so long as FPUC does not have an Acceptable Rating and FPUC has or will have remaining payment obligations under this Agreement, then FPUC shall provide to and maintain in favor of Gulf Power Eligible Collateral that unconditionally secures all of FPUC’s obligations to Gulf Power under this Agreement, in an amount not less than the Required FPUC Collateral Amount.  Such Eligible Collateral shall be provided to Gulf Power within 10 Days after FPUC’s receipt of notice from Gulf Power (or its agent) of the requirement to provide Eligible Collateral pursuant to the provisions of this Section.  So long as no Event of Default by or attributable to FPUC shall have occurred and be continuing, Gulf Power shall cooperate with FPUC, at FPUC’s request and expense, to release and return to FPUC Eligible Collateral theretofore provided by FPUC to and then held by Gulf Power if and to the extent FPUC contemporaneously provides to Gulf Power replacement or substitute Eligible Collateral in equal or greater amount that satisfies the requirements of this Section.  If, at any time, the Required FPUC Collateral Amount shall be more than the amount of the Eligible Collateral provided by FPUC to and then held by Gulf Power, FPUC shall, within 10 Days of Gulf Power’s request, have additional Eligible Collateral in the amount of such difference provided to Gulf Power unless FPUC is no longer required to maintain such Eligible Collateral under the terms hereof.  So long as no Event of Default by or attributable to FPUC shall have occurred and be continuing hereunder, if, on the first Banking Day of any Year, the Required FPUC Collateral Amount shall be less than the amount of the Eligible Collateral theretofore provided by FPUC to and then held by Gulf Power, Gulf Power shall cooperate with FPUC, at FPUC’s request and expense, to have such Eligible Collateral then held by Gulf Power reduced by the amount of such difference, subject to FPUC’s obligation to thereafter provide Eligible Collateral to Gulf Power in order to comply with the provisions of this Section.  In addition, at such time that FPUC has an Acceptable Rating and so long as no Event of Default by or attributable to FPUC shall have occurred and be continuing hereunder, FPUC may request and Gulf Power shall cooperate with FPUC, at FPUC’s expense, to have the Eligible Collateral theretofore provided by FPUC and then held by Gulf Power released and returned to FPUC, subject to FPUC’s obligation to thereafter provide Eligible Collateral to Gulf Power in order to comply with the provisions of this Section.   Notwithstanding anything to the contrary contained or implied above, the Required FPUC Collateral Amount shall be and remain reduced by the dollar amount of any payment received by Gulf Power in connection with its realizing upon Eligible Collateral theretofore provided by FPUC to Gulf Power pursuant to this Section.

13.2

Gulf Power’s Provision of Eligible Collateral.  If and for so long as Gulf Power does not have an Acceptable Rating and Gulf Power has or will have remaining payment obligations under this Agreement, then Gulf Power shall provide to and maintain in favor of FPUC Eligible Collateral that unconditionally secures all of Gulf Power’s obligations to FPUC under this Agreement, in an amount not less than the Required Gulf Collateral Amount.  Such Eligible Collateral shall be provided to FPUC within 10 Days after Gulf Power’s receipt of notice from FPUC of the requirement to provide Eligible Collateral pursuant to the provisions of this Section.  So long as no Event of Default by or attributable to Gulf Power shall have occurred and be continuing, FPUC shall cooperate with Gulf Power, at Gulf Power’s request and expense, to release and return to Gulf Power Eligible Collateral theretofore provided by Gulf Power to and then held by FPUC if and to the extent Gulf Power contemporaneously provides to FPUC replacement or substitute Eligible Collateral in equal or greater amount that satisfies the requirements of this Section.  If, at any time, the Required Gulf Collateral Amount shall be more than the amount of the Eligible Collateral provided by Gulf Power to and then held by FPUC, Gulf Power shall, within 10 Days of FPUC’s request, have additional Eligible Collateral in the amount of such difference provided to FPUC unless Gulf Power is no longer required to maintain such Eligible Collateral under the terms hereof.  So long as no Event of Default by or attributable to Gulf Power shall have occurred and be continuing hereunder, if, on the first Banking Day of any Year, the Required Gulf Collateral Amount shall be less than the amount of the Eligible Collateral theretofore provided by Gulf Power to and then held by FPUC, FPUC shall cooperate with Gulf Power, at Gulf Power’s request and expense, to have such Eligible Collateral then held by FPUC reduced by the amount of such difference, subject to Gulf Power’s obligation to thereafter provide Eligible Collateral to FPUC in order to comply with the provisions of this Section.  In addition, at such time that Gulf Power has an Acceptable Rating and so long as no Event of Default by or attributable to Gulf Power shall have occurred and be continuing hereunder, Gulf Power may request and FPUC shall cooperate with Gulf Power, at Gulf Power’s expense, to have the Eligible Collateral theretofore provided by Gulf Power and then held by FPUC released and returned to Gulf Power, subject to Gulf Power’s obligation to thereafter provide Eligible Collateral to FPUC in order to comply with the provisions of this Section.  Notwithstanding anything to the contrary contained or implied above, the Required Gulf Collateral Amount shall be and remain reduced by the dollar amount of any payment received by FPUC in connection with its realizing upon Eligible Collateral theretofore provided by Gulf Power to FPUC pursuant to this Section.

13.3

Compliance Certificate.  A Party who does not have any of: (i) an issuer credit rating or senior unsecured rating by S&P; or (ii) an issuer rating or senior unsecured rating by Moody’s shall furnish or cause to be furnished to the other Party quarterly within 45 Days of the end of each quarter a completed certificate of the chief financial officer of such Party, substantially in the form of Appendix E hereto.

ARTICLE 14

REPRESENTATIONS AND WARRANTIES

14.1

Execution.  Each Party represents and warrants to the other Party as of the Effective Date that: (i) it has all the necessary corporate and legal power and authority and has been duly authorized by all necessary corporate action to enable it to lawfully execute, deliver and perform under this Agreement; and (ii) it is a valid legal entity duly organized and validly existing in good standing under the laws of the state of its formation and is, to the extent required, qualified to do business in the state where it is organized.

14.2

Binding Obligations.  Each Party represents and warrants to the other Party that as of the Effective Date this Agreement is the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting enforcement generally, and by equitable principles regardless of whether such principles are considered in a proceeding at law or in equity.

14.3

Execution and Consummation.  Each Party represents and warrants to the other Party that as of the Effective Date the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with any of the terms, conditions or provisions of its organizational documents or any law applicable to it or result in a breach or default under any evidence of its indebtedness or any other agreement or instrument to which it is a party or by which it or any of its property is bound which has a reasonable likelihood of materially and adversely affecting the consummation of the transactions contemplated hereby or the performance by the Party of any of its obligations under this Agreement.

14.4

Actions and Proceedings.  Each Party represents and warrants to the other that as of the Effective Date there is no pending or, to the knowledge of such Party, threatened action or proceeding affecting such Party before any Governmental Authority that has a reasonable likelihood of materially adversely affecting or reasonably threatening the ability of such Party to perform its obligations under this Agreement or the validity or enforceability of this Agreement against it and that there are no bankruptcy proceedings pending or being contemplated by it or, to its knowledge, threatened against it.

14.5

Absence of Certain Events.

Each Party represents and warrants to the other Party that as of the Effective Date no Event of Default attributable to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

ARTICLE 15

CONFIDENTIALITY

15.1

Confidential Information.  “Confidential Information” shall mean business or technical information of a Party rightfully in the possession of such Party, which information derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by Persons who can obtain economic value from its disclosure and use, and which information is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  Confidential Information consists of information designated as confidential and furnished by a Party to another Party in discussions leading up to execution of this Agreement (including in Gulf Power’s proposals to FPUC) and during the Term of this Agreement, and the detailed terms and pricing information contained in this Agreement.

15.2

Disclosure of Confidential Information.

15.2.1

Each Party agrees that during the Term of this Agreement and for a period of 5 Years from the date of termination of this Agreement it will not, without the written consent of the other Party or as otherwise provided herein, disclose Confidential Information of another Party to any other party; provided, however, each Party shall be entitled to disclose Confidential Information to its (or its Affiliates’) agents, employees, officers, directors, representatives, contractors, advisors, lenders, accountants, rating agencies, underwriters, consultants and advisors who need to know such information in connection with the performance of their duties or services for such Party or Affiliates or in connection with the analysis, issuance or rating of any debt or equity securities or financial activities of such Party or Affiliates; provided, further, that such parties shall be bound by an obligation to maintain the confidentiality of such Confidential Information and such Party shall be responsible for any use or disclosure by such parties of any Confidential Information inconsistent with this Article 15.

15.2.2

To the extent Gulf Power is required to provide Confidential Information in this Agreement to FERC, Gulf Power shall seek confidential treatment of such Confidential Information from FERC, and FPUC will provide reasonable cooperation in connection with such request.  Notwithstanding the foregoing, the Parties acknowledge that certain Confidential Information may need to be disclosed in filings with FERC which may become publicly available.  In the event this Agreement becomes publicly available, Gulf Power will promptly notify FPUC once Gulf Power learns of this fact; provided, however, that regardless of whether such notification is provided, the provisions of this Article 15 shall no longer apply to this Agreement if this Agreement becomes publicly available as a result of filings with FERC or otherwise.

15.2.3

Each Party may file this Agreement and Confidential Information with the Securities and Exchange Commission (“SEC”) as may be necessary under Laws in connection with such Party’s application to the SEC for such orders and approvals as may be required for financing and/or the issuance and sale of interests in or debt issued or to be issued by such Party and/or its Affiliates.  Such Party shall request confidential treatment of this Agreement and Confidential Information in connection with such filing; however, the Parties acknowledge that such request may be denied in whole or in part, and accordingly, that confidential treatment may not be afforded by the SEC to such information.  In addition, each Party may disclose Confidential Information as required by the SEC pursuant to the Securities and Exchange Act of 1934, as amended, and any rule or regulation promulgated thereunder.  In the event any Confidential Information will need to be disclosed in connection with a filing under this Section 15.2.3, the Parties shall consult and cooperate with each other prior to such disclosure, including, without limitation, in determining the extent to which confidential treatment will be sought for such terms, conditions and provisions.

15.2.4

The Parties agree to seek confidential treatment of this Agreement and other Confidential Information from the FPSC to the maximum extent possible pursuant to Chapter 366.093, Florida Statutes, and Rule 25-22.006 of the Florida Administrative Code.  In the event any Confidential Information will need to be disclosed in connection with any application for the FPSC approval of this Agreement or the rates to be charged hereunder, FPUC shall consult and cooperate with Gulf Power prior to such disclosure, including, without limitation, in determining the extent to which confidential treatment will be sought for such terms, conditions and provisions.

15.2.5

Nothing in this Section 15.2 shall prohibit or otherwise limit the use or disclosure of Confidential Information if such Confidential Information: (a) was previously known to the disclosing or using Party unrelated to this Agreement without an obligation of confidentiality; (b) was developed by or for the disclosing or using Party unrelated to this Agreement using nonconfidential information; (c) was acquired by the disclosing or using Party from a third party which is not, to the disclosing or using Party’s knowledge, under an obligation of confidence with respect to such information; (d) is or becomes publicly available other than through a manner inconsistent with this Section 15.2; or (e) is provided or made available for inspection by any Party under public records or public disclosure laws but only to the extent required to be so provided or made available.

15.2.6

Notwithstanding anything in this Article 15 to the contrary, if a Party is required by applicable Law or in the course of administrative or judicial proceedings or investigations, to disclose to third parties, Confidential Information of the other Party or this Agreement, such required Party may make disclosure of such information; provided, however, that all reasonable steps are taken by such Party to assure continued confidential treatment by the relevant administrative, regulatory or judicial agencies or other recipient and provided further that as soon as such Party learns of the disclosure request or requirement or otherwise intends to disclose any such Confidential Information pursuant hereto and prior to making disclosure, such Party, to the extent permitted by law, notifies the other Party of the requirement, request or intention and the terms thereof and such other Party may challenge the disclosure requirement, request or intention or seek a protective order or other appropriate remedy.  The required Party, at the expense of the Party whose Confidential Information would be disclosed, shall attempt to minimize the disclosure of such Confidential Information consistent with applicable law and attempt to obtain proprietary or confidential treatment of such Confidential Information by the Person to whom such Confidential Information will be disclosed (and if practicable, reasonably prior to any such disclosure).  If, in the absence of a protective order or other appropriate remedy, the required Party is nonetheless, in the written opinion of counsel, legally compelled to disclose such Confidential Information or otherwise may become subject to contempt or other censure or penalty, the required Party may, in such instance but not otherwise, without liability hereunder, disclose that portion of such Confidential Information which and to whom such counsel advises the required Party is legally required to be disclosed (but none other).

15.3

Remedies.  A breach of the confidentiality obligations of Section 15.2 by any Person with whom the receiving Party has shared Confidential Information of the disclosing Party shall be deemed a breach of this Article by the receiving Party.  The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation; provided that all monetary damages shall be limited to actual direct damages and a breach of the confidentiality obligations of Section 15.2, notwithstanding anything to the contrary in this Agreement, shall not give rise to a right to suspend or terminate this Agreement or result in an Event of Default hereunder.

ARTICLE 16

DISPUTE RESOLUTION

16.1

Dispute Resolution Generally.

16.1.1

Except as allowed otherwise in Section 12.3.1(ii) or 12.4.1(ii), in the event any dispute arises out of or in connection with this Agreement or its performance (including the existence, validity and interpretation of this Agreement), a Party (the “Disputing Party”) shall provide the other Party (the “Responding Party”) with a written notice of the particular dispute for each issue in dispute, a proposed means for resolving each such issue, and support for such position (the “Notice of Dispute”).  Within 30 Days after receiving the Notice of Dispute, the Responding Party shall provide the Disputing Party with a written notice of each additional issue (if any) with respect to the dispute raised by the Notice of Dispute, a proposed means for resolving every issue in dispute, and support for such position (the “Dispute Response”).

16.1.2

Within 15 Days after the submission of the Dispute Response, the administrative representatives of each Party shall meet to discuss the matter and attempt in good faith to reach a negotiated resolution of the dispute.  If the administrative representatives do not resolve the dispute by unanimous agreement within 30 Days after receipt of the Dispute Response, or such other time period as the Parties may agree in writing to allow for discussions (the “Negotiation Period”), the dispute shall be submitted to a senior executive of each of the Parties for resolution.  If the dispute is not resolved after 60 Days from the submission to such senior executives, then either Party may provide written notice to the other Party declaring an impasse (the “Impasse Notice”) and initiating binding arbitration in accordance with the further provisions of this Article 16.

16.2

Initiation of Arbitration; Selection of Arbitrators.

16.2.1

Arbitration will be deemed to be initiated when an Impasse Notice is given by the delivering Party to the receiving Party in accordance with the notice provisions of Section 17.11.  The Party initiating arbitration shall nominate 1 arbitrator at the same time it initiates arbitration.  The other Party shall nominate 1 arbitrator within 20 Days of receiving the Impasse Notice.  Each of the 2 arbitrators appointed by the Parties (the “Party-Appointed Arbitrators”) shall not be and shall not have been previously an employee or agent of or consultant or counsel to either Party and will not have a direct or

indirect interest in either Party or the subject matter of the arbitration.   The Party-Appointed Arbitrators shall appoint a third, neutral arbitrator (the “Third Arbitrator”) within 10 Days after the last Party-Appointed Arbitrator is appointed.  The Third Arbitrator shall be competent and experienced in matters involving the electric energy business in the United States, with at least 5 years of electric industry experience, and shall be impartial and independent of either Party and the Party-Appointed Arbitrators.

16.2.2

If the Party-Appointed Arbitrators are unable to agree on the Third Arbitrator within 60 Days from initiation of arbitration, then the Third Arbitrator shall be selected by the American Arbitration Association (the “AAA”) with due regard given to the selection criteria above and input from the Parties and the Party-Appointed Arbitrators.  The Parties shall undertake to request the AAA to complete selection of the Third Arbitrator no later than 90 Days from initiation of arbitration.  Costs charged by the AAA for this service shall be borne by the Parties in accordance with Section 16.5.

16.2.3

In the event the AAA should fail to select the Third Arbitrator within 90 Days from initiation of arbitration, then either Party may petition a court of competent jurisdiction in Florida to select the Third Arbitrator.  Due regard shall be given to the selection criteria above and input from the Parties and the Party-Appointed Arbitrators.

16.2.4

If prior to the conclusion of the arbitration a Party-Appointed Arbitrator or the Third Arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator shall be appointed in the manner described above and applicable to the original arbitrator being replaced.

16.3

Discovery, Hearing.  Discovery and other pre-hearing procedures shall be conducted as agreed to by the Parties, or if they cannot agree, as determined by a majority of the

Party-Appointed Arbitrators and the Third Arbitrator; provided, however, all pre-hearing discovery shall be completed within 180 Days following selection of the Third Arbitrator.  Within 15 Days after completion of such pre-hearing discovery, the Parties shall submit to each other by overnight delivery, the Party-Appointed Arbitrators and the Third Arbitrator a separate precise statement for each issue in dispute, that party’s proposed means of resolving each issue in dispute, and the factual or legal support for such proposal (the “Proposed Resolutions”).  No later than 30 Days after all pre-hearing discovery has been completed, a hearing shall be conducted at which the Parties shall each present such evidence and witnesses as they may choose.  Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, as amended and supplemented, except where specifically modified by this Agreement.

16.4

Decision.  The Party-Appointed Arbitrators and the Third Arbitrator shall consider the terms and conditions of this Agreement and all relevant evidence and testimony, and shall render their decision within 90 Days following conclusion of the hearing; provided, however, the Party-Appointed Arbitrators and the Third Arbitrator are expressly and specifically limited to selecting one (1) of the Proposed Resolutions for each issue in dispute provided by the Parties; provided, further, the Party-Appointed Arbitrators and the Third Arbitrator shall not have the authority to effect any other resolution of the issues in dispute.  The decision rendered by a majority of the Party-Appointed Arbitrators and the Third Arbitrator, made in writing, shall be final and binding upon the Parties.  Any such decision may be filed in a court of competent jurisdiction and may be enforced by the Parties as a final judgment in such court.  The Party-Appointed Arbitrators and the Third Arbitrator shall have no authority to award special, exemplary, or consequential damages.

16.5

Expenses of Arbitration.  Each Party shall bear the compensation and expenses of its respective Party-Appointed Arbitrator, own counsel, witnesses, consultants and employees.  All other expenses of arbitration (the “Arbitration Expenses”) shall be borne by the Parties equally.  Notwithstanding the foregoing provisions of this Section 16.5, any costs incurred by the Parties in seeking judicial enforcement of any decision rendered in writing by a majority of the Party-Appointed Arbitrators and the Third Arbitrator, shall be chargeable to and borne exclusively by the Party against whom such court order is obtained.

16.6

Confidentiality.  All disputes resolved pursuant to this Article 16 shall be subject to the confidentiality provisions set forth in Article 15.

ARTICLE 17

MISCELLANEOUS PROVISIONS

17.1

Assignment.

17.1.1

Neither Party may directly (by way of merger, consolidation or otherwise) assign this Agreement or its rights and obligations hereunder in whole, in part or collaterally without the written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided that, notwithstanding the foregoing, either Party may assign this Agreement and its rights and obligations hereunder directly (by way of merger, consolidation or otherwise) without the consent of the other Party to any Person or entity who: (i) has the legal power and authority to perform and satisfy the obligations of such assigning Party under this Agreement; and (ii) has an Acceptable Rating or provides the credit support required by Article 13 of this Agreement.  The assigning Party will notify the other Party in writing prior to any assignment with respect to which consent is not required hereunder.  No assignment by a

Party of this Agreement or its rights or obligations hereunder shall relieve the assigning Party of liability for its obligations under this Agreement without the written release of the other Party.  Such release shall not be withheld if the Assignment Conditions (defined below) are satisfied.

17.1.2

The non-assigning Party’s obligation to recognize or perform for any Person or entity claiming rights in this Agreement by outright assignment, by way of merger or consolidation or as the result of the realization or foreclosure upon a collateral assignment permitted by this Agreement (an “Assignee”), shall be subject to such Assignee: (i) establishing that it (a) has the legal power and authority to perform and satisfy the obligations of its assigning Party under this Agreement and (b) has an Acceptable Rating or has provided the credit support required by Article 13 of this Agreement; (ii) having cured all existing Events of Default attributable to the assigning Party under this Agreement; and (iii) having executed and delivered to the non-assigning Party and being in compliance with an assignment and assumption agreement whereby the Assignee assumes and agrees to satisfy all conditions and pay and perform all obligations in favor of the non-assigning Party then existing and/or thereafter arising under this Agreement (the “Assignment Conditions”).

17.1.3

Notwithstanding anything to the contrary contained or implied in this Section 17.1, either Party may (without the other Party’s consent) assign, transfer, mortgage and/or pledge this Agreement and any and all of its rights hereunder as security for any obligation secured in whole or part by any indenture, mortgage, security interest or other lien on any or all of its generating facilities.

17.2

Agents of the Parties.

17.2.1

Gulf Power hereby designates SCS as its agent for purposes of the implementation and administration of this Agreement.  Gulf Power may designate a new agent from time to time under this Agreement by giving FPUC written notice in which event SCS’s role, as agent, shall cease and the newly-designated agent shall be substituted for the sole purpose of serving and acting as agent for Gulf Power hereunder.

17.2.2

Wherever this Agreement requires a Party to provide information, schedules, notice or the like to, or to take direction from, another Party or its agent, the Party required to take such action shall provide such information, schedules, notice or the like to, or take direction from, whichever of such other Party, its agent or both that such other Party may direct from time to time.  Each Party shall be accountable for the acts or omissions of its agents.  In the event a Party’s agent does not perform in accordance with this Agreement, such Party shall be in breach of this Agreement.

17.3

No Partnership.  The Parties do not intend for this Agreement to, and this Agreement shall not, create any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit.

17.4

Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon any respective successors and assigns of the Parties.

17.5

No Third Party Benefit.  Nothing in this Agreement shall be construed to create any duty, obligation or liability of Gulf Power or FPUC to any Person not a Party to this Agreement.

17.6

No Consequential Damages.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, BUT SUBJECT TO ANY OBLIGATION FOR A

PARTY TO PAY LIQUIDATED DAMAGES UNDER SECTION 12.3.2 OR 12.4.2, THE SOLE AND EXCLUSIVE REMEDY FOR ANY LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES.  SUBJECT TO ANY OBLIGATION FOR A PARTY TO PAY LIQUIDATED DAMAGES UNDER SECTION 12.3.2 OR 12.4.2, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES UNDER, ARISING OUT OF, DUE TO OR IN CONNECTION WITH ITS PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR ANY OF ITS OBLIGATIONS HEREIN, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, WARRANTY OR OTHERWISE.  TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT, AND THAT THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

17.7

No Affiliate Liability.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO AFFILIATE OF ANY PARTY (INCLUDING ANY AFFILIATE OF EITHER PARTY ACTING AS SUCH PARTY’S AGENT WHERE SUCH PARTY’S AGENT IS GIVEN CERTAIN AUTHORITIES HEREUNDER) SHALL HAVE ANY LIABILITY WHATSOEVER FOR SUCH PARTY’S PERFORMANCE, NONPERFORMANCE OR DELAY IN PERFORMANCE UNDER THIS AGREEMENT UNLESS SUCH AFFILIATE HAS BEEN ASSIGNED THIS AGREEMENT IN ACCORDANCE WITH SECTION 17.1.

17.8

Disclaimer of Warranty.  EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, THERE ARE NO WARRANTIES UNDER THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL EXPRESS, IMPLIED OR STATUTORY WARRANTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY AND ALL WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AVAILABILITY, ACCURACY, QUALITY, QUANTITY OR OTHERWISE.

17.9

Time of Essence; No Waiver.

17.9.1

Time is of the essence of this Agreement.

17.9.2

No Party’s failure to enforce, at any time, any provision of this Agreement or to require at any time performance by another Party of any provision of this Agreement, shall in any way be construed as a waiver of any such provision, nor prevent such Party from enforcing each and every other provision of this Agreement at such time or at any time thereafter, nor in any way affect the validity of this Agreement or any part hereof, or the right of either Party thereafter to enforce each and every such provision.  No waiver of all or any part of this Agreement shall be valid unless it is reduced to a writing, expressly stating that the Parties agree to such waiver, and is duly executed by the Parties.

17.10

Amendments.  Except as otherwise provided in this Agreement, this Agreement may be amended only by a written instrument, duly executed by each of the Parties, which has received all acceptances or approvals of Governmental Authorities with competent jurisdiction necessary for the effectiveness thereof.

17.11

Notice.  Any notice, request, consent or other communication permitted or required by this Agreement shall be in writing and shall be deemed given on the Day hand-

delivered to the officer of the receiving Party identified below, or the Day received by the receiving Party below if other means are selected by the Party providing notice, which Day of receipt must be established by appropriate evidence that can be authenticated by the receiving Party (e.g., certified mail, prepaid, return receipt requested, with the United States Postal Service).

If given to Gulf Power, it shall be addressed to:

Vice President, Southern Wholesale Energy

Southern Company Services, Inc.

600 18th Street North

Birmingham, AL 35203

Facsimile:  (205) 257-2163

With a copy to:

Vice President, Chief Financial Officer and Comptroller

Gulf Power Company

1 Energy Place

Pensacola, FL 32520

Facsimile:  (850) 444-6744

and if given to FPUC, it shall be addressed to:

President and CEO

Florida Public Utilities Company

401 S. Dixie Highway

West Palm Beach, FL 33401

Facsimile: (561) 833-8562

unless Gulf Power or FPUC shall have designated a different officer or address for itself by appropriate notice to the other.

17.12

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.13

Articles and Sections Headings.  The descriptive headings of the various Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

17.14

Public Announcement.  The Parties agree that no public or other announcement concerning the detailed terms and conditions or pricing provisions hereof shall be made except after mutual consultation and consent; provided, however, that consent will not be required if either Party determines that disclosure is required by a Governmental Authority.

17.15

Governing Law.  The Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

17.16

Information Exchange.  The implementation and administration of this Agreement may require FPUC to provide certain information relating to FPUC’s historical and projected loads, and any other necessary information as determined by the Parties (“FPUC Information”).  Such FPUC Information may be provided to Southern Company Generation (“SCGen”), a division of SCS as agent for Gulf Power.  SCGen includes “energy affiliates” of the Southern Operating Companies as defined by FERC’s Standards of Conduct regulations.  FPUC understands that SCGen will only use FPUC Information for the limited purpose of implementing and administering this Agreement, and for no other purpose, and that such information will not be used or disseminated in any manner contrary to the confidentiality provisions in Article 15 of this Agreement or in violation of FERC’s Standards of Conduct.

FPUC acknowledges that FPUC Information has not been and is not being provided to SCGen in exchange for any preferential treatment, either operational or rate-related, by Gulf Power.

17.17

Severability.  In the event any provision of this Agreement is declared invalid or unenforceable by a final, non-appealable order of any Governmental Authority, the Parties shall promptly renegotiate to restore this Agreement as near as possible to its original intent and effect.

17.18

Further Assurances.  If either Party reasonably determines or is reasonably advised that any further instruments or any other things are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments and assurances and do all things reasonably necessary and proper to carry out the terms of this Agreement.

17.19

Entire Agreement.  This Agreement and the Appendices attached hereto constitute the entire agreement between the Parties as of the time of execution relating to the subject matter contemplated by this Agreement and supersedes all prior agreements, whether oral or written.

17.20

Survival of Obligations.  Upon the expiration or termination of the Parties’ sale, purchase and delivery obligations under this Agreement, any monies, penalties or other charges due and owing Gulf Power or subsequently becoming due and owing (including the Monthly Energy Payment and Monthly Capacity Payment for the last Month of the Service Term and the true-up amounts calculated under Appendix C) shall be paid in accordance with the terms of this Agreement, any corrections or adjustments to payments previously made shall be determined, and any refunds due FPUC made, as soon as practicable.   To the extent necessary to enforce or resolve matters or claims hereunder, the provisions of Articles 4, 6, 9, 10, 12, 13, 16 and Sections 2.2, 17.6, 17.7 and 17.8, including the rights and obligations of the Parties therein provided, shall survive the termination or expiration of this Agreement and the performance by the Parties of their obligations hereunder.

17.21

Changes in Agreement. Except for any changes and/or a termination of this Agreement pursuant to Section 9.3.1, absent the agreement of the Parties to the proposed change, the standard of review for changes to this contract proposed by a Party, a non-Party or FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipeline Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

[The next page is the signature page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

GULF POWER COMPANY

By its Agent

Southern Company Services, Inc.

By:_________________________________

Name:

Title:

FLORIDA PUBLIC UTILITIES COMPANY

By:_________________________________

Name:

Title:

APPENDIX A

CAPACITY PURCHASE

Commencing in 2007 and in each subsequent Year through 2016 (each a “Calculation Year”), prior to November 1, Gulf Power (or its designated agent) shall calculate the Northwest Annual Peak Demand, the Growth Rate, the Forecasted Northwest Annual Peak Demand, and the Capacity Purchase for the following Year, all in accordance with this Appendix A.  Prior to October 15 of each Calculation Year, FPUC shall provide Gulf Power (or its designated agent) with all information FPUC possesses (with supporting documentation) that is necessary for these calculations.

A.

Northwest Annual Peak Demand.

Gulf Power or its agent shall calculate the Northwest Annual Peak Demand for each of the four previous Peak Seasons, including the Peak Season of the Calculation Year (each a “Previous Season”).

B.

Growth Rate.

Gulf Power or its agent shall calculate the growth rate of the Northwest Annual Peak Demand from the average annual growth rate of the Northwest Annual Peak Demand (“Growth Rate”).  The Growth Rate shall be rounded to four (4) decimal places, and shall be the quotient of:

(1)

the sum of:

(a)

the Northwest Annual Peak Demand for the third prior Previous Season divided by the Northwest Annual Peak Demand for the fourth prior Previous Season, minus one (1); plus

(b)

the Northwest Annual Peak Demand for the second prior Previous Season divided by the Northwest Annual Peak Demand for the third prior Previous Season Year, minus one (1); plus

(c)

the Northwest Annual Peak Demand for the first prior Previous Season divided by the Northwest Annual Peak Demand for the second prior Previous Season, minus one (1).

(2)

divided by three (3).

C.

Forecasted Northwest Annual Peak Demand.

The Forecasted Northwest Annual Peak Demand shall be rounded to the nearest kilowatt (kW), and shall be the higher result of either:

(1)

the Northwest Annual Peak Demand for the third prior Previous Season, plus the Northwest Annual Peak Demand for the second prior Previous Season, plus the Northwest Annual Peak Demand for the first prior Previous Season; divided by

(2)

three (3); multiplied by

(3)

the square of the sum of one (1) plus the Growth Rate,

or

(1)

the Northwest Annual Peak Demand for the second prior Previous Season plus the Northwest Annual Peak Demand for the first prior Previous Season; divided by

(2)

two (2).

D.

Capacity Purchase.

The Capacity Purchase for the Year following the Calculation Year shall be rounded to the nearest kilowatt (kW), and shall be the greater of:

(1)

the lesser of :

(a)

the product of:

(i)

the Reserve Requirement plus one (1); multiplied by the

(ii)

Forecasted Northwest Annual Peak Demand.

Or

(b)

the product of:

(i)

one and one-hundredth (1.01) plus the Growth Rate; multiplied by the

(ii)

Capacity Purchase for the Calculation Year.

Or

(2)

the Capacity Purchase for the Calculation Year.

Notwithstanding the foregoing, the Capacity Purchase for Year 2008 shall be equal to the product of: (i) the Reserve Requirement plus one (1); multiplied by (ii) the Forecasted Northwest Annual Peak Demand.

E.

Reductions in Capacity Purchase.

If in any Year of the Service Term FPUC is required to purchase capacity from a third party under applicable Law pursuant to Section 3.4(ii) or (iii) and the Parties cannot agree upon feasible actions (if any) to be taken by either or both Parties such that FPUC can satisfy and/or comply with such Law for such Year while simultaneously leaving this Agreement in full force and effect as originally executed, then the Capacity Purchase calculated for such Year (or applicable portion thereof) pursuant to the provisions of this Appendix A shall be reduced by such amount necessary for FPUC to comply with applicable Law.  In addition, if during the Service Term, (i) FPUC’s franchise agreement with the City of Marianna, Florida expires and is not renewed, extended or replaced, and (ii) Gulf Power and/or any of its

Affiliates sells electric capacity to the City of Marianna, then for the period of time that Gulf Power and/or its Affiliates sells capacity to the City of Marianna, the Capacity Purchase to FPUC shall be reduced by the amount of capacity sold to the City of Marianna by Gulf Power and/or its Affiliates.

F.

Example Calculation.

An example calculation of the Capacity Purchase is set forth in Exhibit 1 to this Appendix A.  Such calculation is for example purposes only and is not intended to, and shall not, modify any of the terms of this Agreement (including the above terms of this Appendix A).  To the extent that there is a conflict between this example and such terms of this Agreement, such terms of this Agreement shall govern.  Moreover, such example shall be given no weight in interpreting or construing the provisions of this Agreement (including the methodology set forth above in this Appendix A).

Exhibit 1

Example Calculation of Capacity Purchase

Note: All data is for example purposes only, and is not representative of actual or forecasted data.

Calculation Year = 2005

A. Marianna Annual Peak Demand

Year	Peak Season MW	Transmission Loss Factor	Peak Season MW (after loss adj.)
2002	71.798	0.026%	73.715
2003	66.281	0.026%	68.050
2004	69.653	0.026%	71.512
2005	74.411	0.026%	76.397

Peak Season is defined as May through September

B. Growth Rate

(1)	(a)		-7.69%
	(b)		5.09%
	(c)	+	6.83%
			4.23%

(2)	4.23%	/ 3	=	1.41%... rounded to 4 decimal places

C. Forecasted Marianna Annual Peak Demand

(1)	215.959	or	(1)	147.909
(2)	71.986		(2)	73.955*	Assumed Previous Year Capacity Purchase
(3)	74.030*				84.041 (for example purposes only)
*Highest Amount 74.05

D. Capacity Purchase

(1)	(a)	(i)	1.15	or	(b)	(i)	1.0241
		(ii)	85.135*			(ii)	86.066*
	* Least amount 85.135**

(2)			84.041**
	**85.135 Highest amount

2006 Capacity Purchase: 85.135 MW

APPENDIX B

MONTHLY CAPACITY PAYMENT

The Monthly Capacity Payment, in dollars ($), shall be calculated for each Month of the Service Term and shall equal the product of:

(1)

the Capacity Purchase for the applicable Year as calculated in Appendix A, in kilowatts (kW); multiplied by

(2)

the Monthly Capacity Rate.

APPENDIX C

GULF ENERGY RATE

Prior to the beginning of each Year of the Service Term (each such Year being referred to as an “Applicable Year”), Gulf Power shall calculate and establish the Gulf Energy Rate for the Applicable Year and notify FPUC of such rate (the Year prior to the Applicable Year shall be referred to as the “Current Year”, and the Year prior to the Current Year shall be referred to as the “Previous Year”).  The Gulf Energy Rate shall be calculated for each Applicable Year as set forth below and shall be rounded to five decimal places:

Gulf

Energy Rate =

the sum of the following:

(1) [(Projected Fuel Related Cost / Projected Territorial MWH Sales) * Line Loss Multiplier] + (FPUC Fuel True-Up / Projected FPUC MWH Sales); plus

(2) [(Projected Environmental Related Cost / Projected Territorial MWH Sales) * Line Loss Multiplier] + (FPUC Environmental True-Up / Projected FPUC MWH Sales)

Where:

Projected Fuel

Related Cost =

Gulf Power’s estimate of the Fuel Related Cost for the Applicable Year.

Fuel Related Cost =

The sum of the following amounts for a given period of time, each as determined by Gulf Power: (i) the cost of fuel issued from FERC Account 151 (or a successor account(s)) of the Federal Energy Regulatory Commission’s Uniform System of Accounts with respect to Gulf Power’s generating and power supply resources, including fuel transportation costs (firm and non-firm) and fuel storage; plus (ii) variable operation and maintenance costs (including fuel handling) with respect to Gulf Power’s generating and power supply resources (as variable operation and maintenance costs are defined in applicable FERC accounts, provided that if the FERC accounts are modified such that a cost formerly included within such definition(s) is no longer included, such cost shall be deemed to remain within

Fuel Related Cost hereunder); plus (iii) the cost of energy purchases made by, for, or on behalf of Gulf Power, including transmission and other costs related to such energy purchases; plus (iv) hedging costs, including gains and losses, associated with hedging fuel purchased or consumed by Gulf Power; plus (v) Gulf Power’s costs associated with buy-outs and buy-downs of fuel contracts; less (vi) Gulf Power’s fuel and emissions allowance revenues related to non-territorial sales.

Projected

Environmental

Related Cost =

Gulf Power’s estimate of the Environmental Related Cost for the Applicable Year.

Environmental

Related Cost =

Environmental related costs that will be recovered during a given period of time through Gulf Power’s retail environmental cost recovery clause pursuant to the review and approval of the FPSC.  The Environmental Related Cost shall consist of the sum of the following amounts, each as determined by Gulf Power: (i) an overall rate of return on net investment and working capital (calculated using the capital structure and cost rates approved for Gulf Power by the FPSC); plus (ii) depreciation expense on investment ; plus (iii) operation and maintenance costs; plus (iv) ad valorem taxes; plus (v) the emissions allowance expenses associated with the consumption of fuel, less gains to Gulf Power from its sale of emissions allowances to non-Affiliates of Gulf Power to the extent that such sales are made during the Service Term (such gains shall equal revenues less the costs associated with the allowances sold); plus (vi) any other amounts allowed to be recovered through Gulf Power’s retail environmental cost recovery clause by the FPSC.  Provided, however, notwithstanding anything to the contrary in this Agreement, in the event that the methodology for determining the costs that Gulf Power recovers through the retail environmental cost recovery clause is modified after the Effective Date (including modification of the types of costs that Gulf Power recovers under such clause), the capacity and/or energy rates in this Agreement shall be modified as required in order for Gulf Power to receive full recovery for the types of costs that were previously recoverable through the retail environmental cost recovery clause.

Projected

Territorial

MWH Sales =

Gulf Power’s estimate of Territorial MWH Sales for the Applicable Year.

Territorial

MWH Sales =

For a given period of time, Gulf Power’s territorial energy sales for such period.

Line Loss

Multiplier =

The wholesale energy loss factor for the Applicable Year to adjust for applicable line losses back to Gulf Power’s electricity resources, as calculated by Gulf Power.

Projected

FPUC MWH

Sales =

Gulf Power’s estimate of FPUC MWH Sales for the Applicable Year.

FPUC

MWH Sales =

For a given period of time, the aggregate Delivered Energy for all hours during such period.

FPUC Fuel

True-Up =

The sum of the Final Fuel True-Up (including interest) plus the Estimated Fuel True-Up (including interest); provided, however, that: (i) the FPUC Fuel True-Up for the first Applicable Year of the Service Term shall be deemed equal to zero (0); and (ii) the FPUC Fuel True-Up for the second Applicable Year of the Service Term shall be deemed equal to the Estimated Fuel True-Up for such Applicable Year.

Estimated Fuel

True-Up  =

The difference of the following amounts, each as estimated by Gulf Power: (i) the total Fuel Related Cost for the Current Year associated with FPUC MWH Sales for the Current Year; minus (ii) the revenues associated with Fuel Related Cost for the Current Year that Gulf Power has or will receive through FPUC MWH Sales for the Current Year.  The Estimated Fuel True-Up shall be calculated utilizing actual data for the Current Year to the extent it is available, and estimated data to the extent actual data is not available.  The Estimated Fuel True-Up shall include interest (as calculated below) on the average over/under-recovery balance of costs.

Final Fuel

True-Up =

The difference of: (i) the total actual Fuel Related Cost for the Previous Year associated with FPUC MWH Sales for the Previous Year minus the revenues associated with Fuel Related Cost for the Previous Year that Gulf Power received through FPUC MWH Sales for the Previous Year; minus (ii) the Estimated Fuel True-Up for the Previous Year.  The Final Fuel True-Up shall include interest (as calculated below) on the average over/under-recovery balance of costs.

FPUC

Environmental

True-Up =

The sum of the Final Environmental True-Up (including interest) plus the Estimated Environmental True-Up (including interest); provided, however, that: (i) the FPUC Environmental True-Up for the first Applicable Year of the Service Term shall be deemed equal to zero (0); and (ii) the FPUC Environmental True-Up for the second Applicable Year of the Service Term shall be deemed equal to the Estimated Environmental True-Up for such Applicable Year.

Estimated

Environmental

True-Up =

The difference of the following amounts, each as estimated by Gulf Power: (i) the total Environmental Related Cost for the Current Year associated with FPUC MWH Sales for the Current Year; minus (ii) the revenues associated with Environmental Related Cost for the Current Year that Gulf Power has or will receive through FPUC MWH Sales for the Current Year.   The Estimated Environmental True-Up shall be calculated utilizing actual data for the Current Year to the extent it is available, and estimated data to the extent actual data is not available.  The Estimated Environmental True-Up shall include interest (as calculated below) on the average over/under-recovery balance of costs.

Final Environmental

True-Up =

The difference of: (i) the total actual Environmental Related Cost for the Previous Year associated with FPUC MWH Sales for the Previous Year minus the revenues associated with Environmental Related Cost for the Previous Year that Gulf Power received through FPUC MWH Sales for the Previous Year; minus (ii) the Estimated Environmental True-Up for the Previous Year.  The Final Environmental True-Up shall include interest (as calculated below) on the average over/under-recovery balance of costs.

For purposes of calculating interest to be included within the true-up amounts calculated above, interest will be computed monthly on the average over/under-recovery balance of costs (which balance shall be based on the difference between Fuel Related Costs and Environmental Related Costs (as applicable) and the revenues associated with such costs that have been or will be received by Gulf Power), utilizing the 30-day commercial paper rate for high grade, unsecured notes, sold through dealers by major corporations as regularly published in the Wall Street Journal.  For each Month, the interest rate to be applied for that Month shall be equal to the simple average of such annual rate as published on the first business Day of such Month and such annual rate as published on the first business Day of the subsequent Month.  The interest calculated shall be added to the over/under-recovery balance of costs.

After the conclusion of the Service Term, Gulf Power shall issue additional subsequent invoices to FPUC for the true-up amounts that would have otherwise been reflected in the Gulf Energy Rate and the Monthly Energy Payment for subsequent Years as if the Agreement had been renewed or extended for such Years under the same terms.  The timing for the issuance of such invoices shall be consistent with the timing for the calculation of such true-up amounts under this Agreement.  FPUC recognizes that its payment of such true-up amounts (in the case of an under-recovery) will be necessary for Gulf Power to be fully compensated for providing service under the terms of this Agreement.  Accordingly, in the event that such true-up amounts calculated and invoiced are positive, FPUC shall pay such amounts, as and when invoiced, pursuant to the provisions of this Agreement.  Provided, however, in the event a net over-recovery exists after the Final Environmental True-Up and the Final Fuel True-Up are calculated (based on actual data) for the final Year of the Service Term, Gulf Power shall pay FPUC the amount of any net over-recovery.

APPENDIX D

MONTHLY ENERGY PAYMENT

For each Month of the Service Term, the Monthly Energy Payment (in dollars per Month ($/Mo.)) shall be equal to the summation, for all Hours of such Month, of the Gulf Energy Cost determined as follows:

The Gulf Energy Cost, in dollars ($) rounded to the nearest one cent (¢), for a given Hour, shall equal the product of:

(1)  the Gulf Energy Rate for the Applicable Year in which such Hour occurs; multiplied by

(2)  the Delivered Energy for such Hour.

APPENDIX E

FORM OF COMPLIANCE CERTIFICATE

Date:  ______________ ___, 200_____

TO:

RE:

Requirements Service Agreement dated as of ___________ ____, 2006 among Gulf Power Company and Florida Public Utilities Company (as the same may be amended, modified, extended or restated from time to time, the “Agreement”)

Pursuant to the terms of the Agreement, I, _________________________, Chief Financial Officer of _______________________, hereby certify that, as of the fiscal quarter ending ______________ ___, 20_____, the statements and calculations below are accurate and complete in all respects (all capitalized terms used below shall have the meanings set forth in the Agreement):

1.

Funds from Operations Interest Coverage Ratio for _________________:

a.

Net Income from Continuing Operations

$

b.

Depreciation and Amortization

$

c.

Deferred Income Taxes

$

d.

Gross Interest Expense incurred before subtracting

$

capitalized interest and interest income

e.

Ratio of (Net Income from Continuing Operations

 :

+ Depreciation and Amortization + Deferred

Income Taxes + Gross Interest Expense incurred

before subtracting capitalized interest and interest

income) / Gross Interest Expense incurred before

subtracting capitalized interest and interest income

Minimum Required:  2.0 : 1.0, as tested quarterly as of the end of each quarter averaged over the six (6) consecutive quarters then ending.

2.

Total Debt to Total Capital Ratio for ______________:

a.

Long Term Debt

$

b.

Current Maturities

$

c.

Commercial Paper

$

d.

Other Short Term Borrowings

$

e.

Shareholder’s Equity (Including Preferred)

$

f.

Minority Interest

$

g.

Ratio of (Long Term Debt + Current Maturities

 :

+ Commercial Paper + Other Short Term

Borrowings) / (Long Term Debt + Current

Maturities + Commercial Paper + Other Short

Term Borrowings + Shareholder’s Equity Including

Preferred + Minority Interest)

Maximum Allowed:  .65 : 1.0, as tested quarterly as of the end of each quarter averaged over the six (6) consecutive quarters then ending.

3.

__________ has the Required Ratios and no Event of Default exists with respect to ______________ except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by ________ with respect thereto.

_________

By:

___